As filed with the Securities and Exchange Commission on August 29, 2025

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM F-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

BHP Billiton Finance (USA) Limited (ABN 79 057 525 505) (Exact name of Registrant as specified in its charter)	BHP Group Limited (ABN 49 004 028 077) (Exact name of Registrant as specified in its charter)

Victoria Australia	Victoria Australia
(State or other jurisdiction of incorporation or organization)	(State or other jurisdiction of incorporation or organization)

Not Applicable	Not Applicable
(I.R.S. Employer Identification No.)	(I.R.S. Employer Identification No.)

171 Collins Street Melbourne, Victoria 3000, Australia Tel. No.: +61-3-9609-3333	171 Collins Street Melbourne, Victoria 3000, Australia Tel. No.: +61-3-9609-3333
(Address and telephone number of Registrant’s principal executive offices)	(Address and telephone number of Registrant’s principal executive offices)

Puglisi & Associates

850 Library Ave., Suite 204

Newark, DE 19711

302-738-6680

(Name, address and telephone number of agent for service)

Copies to:

John E. Estes, Esq.

Waldo D. Jones, Jr., Esq.

Sullivan & Cromwell

Level 20, 101 Collins Street

Melbourne, Victoria 3000

Australia

Tel. No.: +61-3-9635-1500

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement as determined by market conditions.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, please check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.C. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.C. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933. Emerging growth company. ☐

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards† provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

†	The term “new or revised financial accounting standard” refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

PROSPECTUS

Debt Securities

BHP Billiton Finance (USA) Limited

Fully and unconditionally guaranteed by

BHP Group Limited

BHP Billiton Finance (USA) Limited may use this prospectus to offer guaranteed debt securities from time to time in one or more series and in one or more offerings.

The debt securities will be issued by BHP Billiton Finance (USA) Limited and will be guaranteed by BHP Group Limited, an Australian corporation.

We urge you to read this prospectus, which describes some of the general terms that may apply to these debt securities and the general manner in which they may be offered, carefully before you make your investment decision. We will provide the specific terms of any debt securities that we offer and the manner in which they are offered in supplements to this prospectus, which you should also carefully review. Such supplements may also add to, update, supplement or clarify information contained in this prospectus. We may sell these securities to or through underwriters as well as to other purchasers or through agents. The names of the underwriters or agents will be included in the prospectus supplement.

Investing in the debt securities involves risks. See “Risk Factors” beginning on page 2 for a discussion of material risks that you should consider before investing in the debt securities.

Neither the Securities and Exchange Commission nor any state securities commission or other regulatory body has approved or disapproved of these securities, or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

This prospectus may not be used to sell securities unless it is accompanied by a prospectus supplement.

The date of this prospectus is August 29, 2025.

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the U.S. Securities and Exchange Commission, or the SEC, using a “shelf” registration process. Under this shelf registration process, we may offer and sell the debt securities described in this prospectus from time to time in one or more series and in one or more offerings.

This prospectus provides you with a general description of the debt securities we may offer. Each time we use this prospectus to offer debt securities, we will provide a prospectus supplement containing specific information about the terms of the debt securities. The prospectus supplement may also add to, update or change information contained in this prospectus. The registration statement containing this prospectus, including exhibits to the registration statement, provides additional information about us and the debt securities offered under this prospectus. Before you invest in any debt securities offered using this prospectus, you should read both this prospectus and the applicable prospectus supplement together with the additional information described on page 7 under the heading “Where You Can Find More Information About the BHP Group”. However, if there is any inconsistency between the information in this prospectus and any prospectus supplement, the information in that prospectus supplement shall prevail.

Neither we, nor any underwriters or agents, have authorized anyone to provide any information or to make any representations other than as contained or incorporated by reference in this prospectus, any prospectus supplement and any “free writing prospectus” that we authorize to be delivered to you. Neither we, nor any underwriters or agents, have authorized anyone to provide you with different information. We are not offering the debt securities in any jurisdiction where the offer is prohibited.

You should not assume that the information in this prospectus, any prospectus supplement, or any document incorporated by reference, is truthful or complete at any date other than the date mentioned on the cover page of any such documents.

In this prospectus, the terms “BHP”, “BHP Group”, “our business” and “ourselves” are used to refer to BHP Group Limited, and, except where the context otherwise requires, its subsidiaries (including the issuer). We refer to BHP Billiton Finance (USA) Limited as “BHP Finance” or the “issuer.” We refer to BHP Group Limited as the “guarantor.” References to “we”, “us” or “our” are to BHP Group, unless the context otherwise requires.

RISK FACTORS

Investing in the debt securities offered using this prospectus involves risk. We have set forth risk factors relating to our business in our most recent annual report on Form 20-F, which is incorporated by reference in this prospectus. Our subsequent filings with the U.S. Securities and Exchange Commission (the “SEC”), including our annual reports on Form 20-F for future fiscal years or any reports on Form 6-K specifically incorporated in this prospectus by reference, may contain amended and updated discussions of significant risks to our business. If applicable, we will also include certain additional risk factors that relate specifically to securities being offered in any prospectus supplement used in connection with any such offering. For additional information, refer to the section entitled “Incorporation of Information We File with the SEC.”

You should carefully consider all of these risks, as well as the other information in, or incorporated by reference in, the prospectus and any prospectus supplement before you decide whether to buy the debt securities. If any of the situations described in these risks actually occurs, our business, financial condition and results of operations would likely suffer. In this case, any trading price of the debt securities could decline and you could lose all or part of your investment.

Risks relating to the Debt Securities

Since BHP Group Limited is a holding company and conducts its operations through subsidiaries, your right to receive payments on the guarantees is subordinated to the other liabilities of its subsidiaries, other than BHP Finance.

BHP Group Limited is organized as a holding company and substantially all of its operations are carried on through its subsidiaries. The BHP Group’s principal source of income is the dividends and distributions that it receives from its subsidiaries. The ability of BHP Group Limited to meet its financial obligations is dependent upon the availability of cash flows from its subsidiaries and affiliated companies through dividends, intercompany advances, management fees and other payments. These subsidiaries and affiliated companies are not required and may not be able to pay dividends to BHP Group Limited.

In addition, some of these subsidiaries are subject to laws restricting the amount of dividends they may pay. For example, these laws may prohibit dividend payments when net assets would fall below subscribed share capital, when the subsidiary lacks available profits or when the subsidiary fails to meet certain capital and reserve requirements. English law prohibits those subsidiaries incorporated in the United Kingdom from paying dividends unless these payments are made out of distributable profits. Australian law prohibits the payment of dividends unless the company’s assets exceed its liabilities immediately before the dividend is declared and the excess is sufficient for the payment of the dividend, the payment of the dividend is fair and reasonable to the company’s shareholders as a whole and the payment of the dividend does not materially prejudice the company’s ability to pay its creditors. Other statutory and general law obligations also affect the ability of directors of these subsidiaries to declare dividends and the ability of these subsidiaries to make payments to BHP Group Limited on account of intercompany loans.

Investors should also note that claims of the creditors of the subsidiaries of BHP Group Limited have priority as to the assets of such subsidiaries over the claims of BHP Group Limited. In addition, BHP Group (UK) Ltd (formerly known as BHP Group Plc) is not a guarantor of any debt securities offered using this prospectus, but has guaranteed, and may in the future guarantee, other indebtedness of members of the BHP Group, including as of the date of this prospectus, the issuer’s outstanding 4.125% senior notes due 2042 and 5.000% senior notes due 2043. Consequently, on the insolvency of BHP Group Limited and its subsidiaries, holders of debt securities issued by the issuer and guaranteed by BHP Group Limited are structurally subordinated to the prior claims of the creditors of subsidiaries of BHP Group Limited (including BHP Group (UK) Ltd), other than the issuer.

Since the debt securities are unsecured, your right to receive payments may be adversely affected.

The debt securities will be unsecured. At June 30, 2025, the guarantor had no secured indebtedness outstanding. If BHP Finance defaults on the debt securities offered using this prospectus or BHP Group Limited defaults on the guarantees of such debt securities, or after the bankruptcy, liquidation or reorganization of either of them, then, to the extent that the issuer or the guarantor has granted security over their assets, the assets that secure those debts will be used to satisfy the obligations under that secured debt before any payment on the debt securities or the guarantees can be made. There may only be limited assets available to make payments on the debt securities or the guarantees in the event of an acceleration of the debt securities. If there is not enough collateral to satisfy the obligations of the secured debt, then the remaining amounts on the secured debt would share on the same basis as all unsubordinated unsecured indebtedness.

If the issuer defaults on the debt securities, or the guarantor defaults on the guarantees, your right to receive payments on the guarantees may be adversely affected by Australian insolvency laws.

BHP Group Limited and BHP Finance are incorporated under the laws of the Commonwealth of Australia and, therefore, insolvency proceedings with respect to them would be likely to proceed under, and be governed by, Australian insolvency law. The procedural and substantive provisions of Australian insolvency laws are generally more favorable to secured creditors than comparable provisions of United States law. These provisions afford debtors and unsecured creditors only limited protection from the claims of secured creditors and it will generally not be possible for the guarantor, the issuer or other unsecured creditors to prevent or delay the secured creditors from enforcing their security to repay the debts due to them.

If you are a U.S. holder, the substitution of the issuer of our debt securities could cause you to realize a taxable gain or loss for U.S. tax purposes, if any, on any such debt securities that you hold. Similarly, if you are an Australian holder, the substitution of the issuer of our debt securities could cause you to realize a taxable gain or loss for Australian tax purposes, if any, on any such debt securities that you hold.

The terms of the debt securities will permit us to transfer the obligations of BHP Finance, as issuer of the debt securities of any series, to BHP Group Limited or any of its subsidiaries. In the case of such a substitution, the issuer prior to such substitution will be relieved of any further obligations under the assumed series of debt securities. Under U.S. and Australian tax law, the change in the issuer on our debt securities under these provisions could be treated as a disposition of any such debt securities that you hold, resulting in your realization of gain or loss on our debt securities even though you continue to hold our debt securities and receive no distribution in connection with the deemed disposition. A change of issuer may also cause the debt securities to cease to be eligible for the exemption from Australian interest withholding tax. See “Material Tax Consequences—U.S. Federal Income Taxation— Substitution of Issuer” and “Material Tax Consequences—Australian Taxation—Substitution of Issuer” for discussion of possible tax consequences.

There is no established trading market for the debt securities that BHP Finance is offering and one may not develop.

The debt securities will be new securities for which there currently is no established trading market. There is a risk regarding the future development of a market for the debt securities or the ability of holders of the debt securities to sell their debt securities or the price at which such holders may be able to sell their debt securities. If such a market were to develop, the debt securities could trade at prices that may be lower than the initial public offering price depending on many factors, including prevailing interest rates, BHP Group’s operating results and the market for similar securities. Therefore, there is a risk as to the liquidity of any trading market for the debt securities or that an active public market for the debt securities will not develop.

The indenture will not restrict the amount of additional indebtedness that we may incur.

The debt securities and the indenture under which the debt securities will be issued will not place any limitation on the amount of indebtedness that may be incurred by us. Our incurrence of additional indebtedness may have important consequences for you as a holder of the debt securities, including making it more difficult for us to satisfy our obligations with respect to the debt securities, increasing the amount of indebtedness ranking equal or (if secured) effectively senior to the debt securities in the event of our bankruptcy or insolvency, resulting in a loss in the trading value of your debt securities, if any, and increasing the risk that the credit rating of the debt securities is lowered or withdrawn.

Since the issuer and the guarantor reside outside the United States and a substantial portion of their assets is located outside the United States, there is a risk that service of process, enforcement of judgments and bringing of original actions will be more difficult.

The issuer and BHP Group Limited are corporations organized under the laws of the Commonwealth of Australia.

Substantially all the directors and officers of these companies, and some of the experts named in this document, reside outside the United States, principally in Australia. A substantial portion of the assets of these companies, and the assets of the directors, officers and experts, is located outside the United States. Therefore, you may not be able to effect service of process within the United States upon these companies or persons so that you may enforce judgments of United States courts against them based on the civil liability provisions of the United States federal securities laws. In addition, you may have difficulty bringing an original action in an Australian court to enforce liabilities against any of these companies or any person described above based on U.S. federal securities laws.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

Some of the information contained or incorporated by reference in this prospectus and any prospectus supplement may constitute “forward-looking statements” (within the meaning of the U.S. Private Securities Litigation Reform Act of 1995), which involve risks and uncertainties. Forward-looking statements include all statements, other than statements of historical or present facts, including: statements regarding trends in commodity prices and currency exchange rates; demand for commodities; global market conditions, reserves and resources estimates; development and production forecasts; guidance; expectations, plans, strategies and objectives of management; climate scenarios; approval of projects and consummation of transactions; closure, divestment, acquisition or integration of certain assets, ventures, operations or facilities (including associated costs or benefits); anticipated production or construction commencement dates; capital costs and scheduling; operating costs and availability of materials and skilled employees; anticipated productive lives of projects, mines and facilities; the availability, implementation and adoption of new technologies, including artificial intelligence; provisions and contingent liabilities; and tax, legal and other regulatory developments.

Forward-looking statements may be identified by the use of terminology, including, but not limited to, “aim,” “ambition,” “anticipate,” “aspiration,” “believe,” “commit,” “continue,” “could,” “desire,” “ensure,” “estimate,” “expect,” “forecast,” “goal,” “guidance,” “intend,” “likely,” “may,” “milestone,” “must,” “need,” “objective,” “outlook,” “pathways,” “plan,” “project,” “schedule,” “seek,” “should,” “strategy,” “target,” “trend,” “will,” “would,” or similar words. These statements discuss future expectations or performance, or provide other forward-looking information.

As at the date of this prospectus, examples of forward-looking statements contained or incorporated by reference in this prospectus include, without limitation, statements describing (i) our strategy, our values and how we define our success; (ii) our expectations regarding future demand for certain commodities, in particular copper, nickel, iron ore, steelmaking coal, potash and steel and our intentions, commitments or expectations with respect to our supply of certain commodities, including copper, nickel, iron ore, potash, uranium and gold; (iii) our future exploration and partnership plans and perceived benefits and opportunities, including our focus to grow our copper and potash assets; (iv) our business outlook, including our outlook for long-term economic growth and other macroeconomic and industry trends; (v) our projected and expected production and performance levels and development projects; (vi) our expectations regarding our investments, including in potential growth options and technology and innovation, and perceived benefits and opportunities; (vii) our reserves and resources estimates; (viii) our plans for our major projects and related budget and capital allocations; (ix) our expectations, commitments and objectives with respect to sustainability, decarbonization, natural resource management, climate change and portfolio resilience and timelines and plans to seek to achieve or implement such objectives, including our approach to equitable change and transitions, our Climate Transition Action Plan, climate change adaptation strategy and goals, targets, pathways and strategies to seek to reduce or support the reduction of greenhouse gas emissions, and related perceived costs, benefits and opportunities for BHP; (x) the assumptions, beliefs and conclusions in our climate change related statements and strategies, for example, in respect of future temperatures, energy consumption and greenhouse gas emissions, and climate-related impacts; (xi) our commitment to social value and our 2030 goals; (xii) our commitments to sustainability reporting, frameworks, standards and initiatives; (xiii) our commitments to improve or maintain safe tailings storage management; (xiv) our commitments to achieve certain inclusion and diversity targets, aspirations and outcomes; (xv) our commitments to achieve certain targets and outcomes with respect to Indigenous peoples and the communities where we operate; (xvi) our commitments to achieve certain water-related targets and outcomes; and (xvii) our commitments to achieve certain health and safety targets and outcomes.

Forward-looking statements are based on management’s expectations and reflect judgments, assumptions, estimates and other information available, as at the date made. These statements do not represent guarantees or predictions of future financial or operational performance, and involve known and unknown risks, uncertainties and other factors, many of which are beyond our control and which may cause actual results to differ materially from those expressed in the statements contained in this prospectus. We caution against reliance on any forward-looking statements.

For example, our future revenues from our assets, projects or mines described in this prospectus and any prospectus supplement (including the documents incorporated by reference herein or therein) will be based, in part, on the market price of the commodities produced, which may vary significantly from current levels or those reflected in our reserves and resources estimates. These variations, if materially adverse, may affect the timing or the feasibility of the development of a particular project, the expansion of certain facilities or mines, or the continuation of existing assets.

Other factors that may affect our future operations and performance, including the actual construction or production commencement dates, revenues, costs or production output and anticipated lives of assets, mines or facilities include: (i) our ability to profitably produce and deliver the products extracted to applicable markets; (ii) the development and use of new technologies and related risks; (iii) the impact of economic and geopolitical factors, including foreign currency exchange rates on the market prices of the commodities we produce and competition in the markets in which we operate; (iv) activities of government authorities in or impacting the countries where we sell our products and in the countries where we are exploring or developing projects, facilities or mines, including increases in taxes and royalties or implementation or expansion of trade or export restrictions; (v) changes in environmental and other regulations; (vi) political or geopolitical uncertainty and conflicts; (vii) labor unrest; (viii) weather, climate variability or other manifestations of climate change; and (ix) other factors identified in the risk factors described elsewhere in this prospectus (including the documents incorporated by reference herein).

In addition, there are limitations with respect to scenario analysis, including any climate-related scenario analysis, and it is difficult to predict which, if any, of the scenarios might eventuate. Scenario analysis is not an indication of probable outcomes and relies on assumptions that may or may not prove to be correct or eventuate.

Except as required by applicable regulations or by law, we do not undertake to publicly update or review any forward-looking statements, whether as a result of new information or future events.

Past performance cannot be relied on as a guide to future performance.

WHERE YOU CAN FIND MORE INFORMATION ABOUT THE BHP GROUP

BHP Group Limited files or furnishes annual and other reports and other information with the SEC. The SEC maintains an internet site that contains reports and other information regarding issuers that file electronically with the SEC at www.sec.gov, on which our annual and other reports are made available to the public.

In addition, we maintain a corporate website, www.bhp.com. We make available through our website our annual reports on Form 20-F, reports on Form 6-K and any amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC.

BHP has a primary listing on the Australian Securities Exchange (“ASX”) in Australia. BHP holds an international secondary listing on the London Stock Exchange (“LSE”), a secondary listing on the Johannesburg Stock Exchange (“JSE”) and is listed on the New York Stock Exchange (“NYSE”) in the United States. Trading on the NYSE is in the form of American Depositary Receipts (“ADRs”) evidencing American Depositary Shares (“ADSs”), with each ADS representing two ordinary shares of BHP Group Limited. You can consult reports and other information about BHP Group Limited that it files pursuant to the rules of the ASX, LSE, JSE and NYSE at these exchanges.

We will make available to the holders of debt securities, at the corporate trust office of the trustee under the indenture governing the debt securities, copies of the indenture, as well as our most recent annual report on Form 20-F, including a review of operations, and annual audited consolidated financial statements prepared in conformity with International Financial Reporting Standards as issued by the International Accounting Standards Board, or IFRS. We will also make available at the corporate trust office of the trustee our semi-annual consolidated financial statements, prepared in accordance with IFRS.

Except for the documents specifically incorporated by reference into this prospectus, the information contained on, or that can be accessed through, our website or the SEC’s website, or the foregoing exchanges, is not part of, and is not incorporated into, this prospectus or the registration statement of which this prospectus is a part.

INCORPORATION OF INFORMATION WE FILE WITH THE SEC

The SEC allows BHP Group Limited to “incorporate by reference” the information filed or furnished with the SEC. This permits BHP Group Limited to disclose important information to you by referring you to these filed or furnished documents. Any information referenced in this way is considered part of this prospectus, and any information that we file or furnish with the SEC subsequent to this prospectus and incorporate by reference into this prospectus will automatically be deemed to update and supersede this information, as described in more detail below.

We incorporate by reference the following documents that have been filed with the SEC:

•	The Annual Report on Form 20-F of BHP Group Limited for the fiscal year ended June 30, 2025, as filed with the SEC on August 22, 2025.

We also incorporate by reference any future filings made with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the U.S. Securities Exchange Act of 1934, as amended (the “Securities Exchange Act of 1934”), including but not limited to any future report on Form 20-F of BHP Group Limited, until we terminate the offering of securities contemplated by any prospectus supplement to this prospectus. In addition, we may incorporate by reference some future reports on Form 6-K, but only to the extent that the forms expressly state that we incorporate them by reference in this prospectus. Any statement contained herein, or in a document all or a portion of which is incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded for purposes of the registration statement and this prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of the registration statement or this prospectus.

We will provide without charge, upon written or oral request, a copy of any or all of the documents incorporated by reference in this prospectus, other than exhibits to those documents (unless those exhibits are specifically incorporated by reference in such documents). Requests should be directed to BHP Group Limited, 171 Collins Street, Melbourne, Victoria 3000, Australia, Telephone: +61-3-9609-3333.

BHP GROUP LIMITED

We are BHP, a world-leading resources company. Our purpose is to bring people and resources together to build a better world.

We have copper, which is used in electrification and renewable power and is important for digitalization. We have iron ore, which is essential for making steel needed for construction, including renewables infrastructure. Our higher-quality steelmaking coal is used in the blast furnace process for making steel. We are on track to be a major global producer of potash by the end of the decade. Potash is used in fertilizers to assist with food security for a growing population and more sustainable land use. We are also a major producer of uranium and gold, which are by-products of our copper production.

BHP Group Limited is the ultimate parent company of all subsidiaries within the BHP Group. From June 2001 to January 2022, we operated under a dual listed company (“DLC”) structure, with two separate parent companies—BHP Group Limited and BHP Group Plc (now known as BHP Group (UK) Ltd)—and their respective subsidiaries operating as a single unified economic entity run by a unified board of directors and senior executive management team. On January 31, 2022, we unified our DLC structure, following which BHP Group Plc (now known as BHP Group (UK) Ltd) became a subsidiary of BHP Group Limited. BHP Group (UK) Ltd is not a guarantor of any debt securities issued using this prospectus.

The headquarters of BHP Group Limited and the global headquarters of the BHP Group are located in Melbourne, Australia.

BHP has a primary listing on the ASX in Australia. BHP holds an international secondary listing on the LSE, a secondary listing on the JSE and is listed on NYSE in the United States. Trading on the NYSE is in the form of ADRs evidencing ADSs, with each ADS representing two ordinary shares of BHP Group Limited. Citibank N.A. is the depositary for the ADS program.

You can find a more detailed description of BHP’s business and recent transactions in BHP’s Annual Report on Form 20-F for the year ended June 30, 2025, which is incorporated by reference in this prospectus, as well as any subsequent filings incorporated by reference into this prospectus.

BHP BILLITON FINANCE (USA) LIMITED

BHP Billiton Finance (USA) Limited, a corporation organized under the laws of the Commonwealth of Australia, is a wholly-owned finance subsidiary of BHP Group Limited. BHP Billiton Finance (USA) Limited was formed for the purpose of borrowing on behalf of the BHP Group and advancing the net proceeds of such borrowings to members of the BHP Group. The principal executive offices of BHP Billiton Finance (USA) Limited are located at 171 Collins Street, Melbourne, Victoria 3000, Australia. The issuer’s telephone number is +61-3-9609-3333.

BHP Billiton Finance (USA) Limited is empowered under its Constitution to borrow or raise money in such manner as it sees fit and in particular by the issue of debentures or other securities, such as the debt securities.

USE OF PROCEEDS

Unless otherwise indicated in an accompanying prospectus supplement or free writing prospectus, the net proceeds from the sale of any debt securities will be used for general corporate purposes.

ENFORCEMENT OF CIVIL LIABILITIES

The issuer is a corporation organized under the laws of the Commonwealth of Australia. BHP Group Limited is a corporation organized under the laws of the Commonwealth of Australia. Substantially all the directors and officers of BHP Group Limited, and some of the experts named in this document, reside outside the United States, principally in Australia. A substantial portion of the assets of these companies, and the assets of the directors, officers and experts, is located outside the United States. Therefore, you may not be able to effect service of process within the United States upon this company or persons so that you may enforce judgments of United States courts against them based on the civil liability provisions of the United States federal or state securities laws. In addition, there are doubts as to the ability of an investor to bring an original action in an Australian court to enforce liabilities against us or any person based on U.S. federal or state securities laws.

DESCRIPTION OF DEBT SECURITIES THAT WE MAY OFFER

General

The following is a summary of the general terms of the debt securities. Each time that we issue debt securities, we will file a prospectus supplement with the SEC, which prospectus supplement will be attached to this prospectus. You should read that prospectus supplement carefully. The prospectus supplement may contain additional terms of those debt securities.

The terms presented here, together with the terms contained in the prospectus supplement, will be a description of the material terms of the debt securities being offered to you. If there is any inconsistency between the terms presented here and those in the prospectus supplement, however, the terms in the prospectus supplement will prevail.

In this section, the terms “we” and “us” refer to the issuer.

BHP Group Limited acts as the guarantor of the debt securities issued under the indenture. The guarantees are described under “Guarantees” below. In this section, the terms “BHP Group Limited” and “guarantor” refer to BHP Group Limited and not to its consolidated subsidiaries. BHP Group (UK) Ltd (f/k/a BHP Group Plc) is not a guarantor of any debt securities issued using this prospectus.

As required by federal law of the United States for all bonds and notes of companies that are publicly offered, the debt securities are governed by an indenture, which you should read. The indenture relating to the debt securities issued by BHP Finance is a contract, dated as of February 28, 2023, among BHP Finance, BHP Group Limited and The Bank of New York Mellon. The terms of the debt securities include those stated in the indenture and those made part of the indenture by reference to the U.S. Trust Indenture Act of 1939. The indenture is incorporated by reference as an exhibit to the registration statement of which this prospectus is a part.

We may issue as many distinct series of debt securities under the indenture as we wish. This section summarizes terms of the debt securities that are common to all series. Most of the financial terms and other specific terms of your debt securities will be described in a prospectus supplement to this prospectus. Those terms may vary from the terms described here.

The relevant prospectus supplement for any particular series of the debt securities will describe the following terms of debt securities offered (to the extent not described in this prospectus or to the extent different from this prospectus):

•	the specific designation of the debt securities and the aggregate principal amount being offered;

•	any limit on the aggregate principal amount of the series of debt securities;

•	the person to whom any interest on the debt securities shall be payable, if other than the person in whose name the debt security is registered;

•	the date or dates on which the principal of the debt securities is payable;

•	the interest rate or rates, the date or dates from which interest will accrue, the dates on which interest is payable and the record dates for determining to whom interest is payable;

•	the place or places where payments of principal and any premium and interest are payable;

•	the terms of any optional or mandatory redemption of debt securities, including the amount of any premium;

•	the denominations in which the debt securities will be issued, if other than US$1,000;

•	any index or formula used to determine the amount of payments on the debt securities;

•	the currency or currencies in which the debt securities are denominated and in which we will make any payments;

•	the portion of the principal amount of the debt securities payable upon acceleration of maturity due to an event of default;

•

if the principal amount of the debt securities will not be determinable prior to maturity, the amount which will be deemed to be the principal amount or the method by which the principal amount will be calculated;

•	the forms of the debt securities and the guarantees;

•	the terms of any defeasance of the debt securities;

•

whether the series of debt securities will be issuable in whole or in part in the form of a global security as described under “Legal Ownership—Global Securities,” and the depositary or its nominee with respect to the series of debt securities, and any special circumstances under which the global security may be registered for transfer or exchange in the name of a person other than the depositary or its nominee;

•

any addition to or change in the events of default that applies to the series of debt securities and any change in the rights of the trustee or requisite holders to declare the principal amount due and payable following an event of default;

•	any addition to or change in the covenants contained in the indenture;

•	if Additional Amounts, as defined and described under “Special Situations—Payment of Additional Amounts,” will not be payable by the guarantor;

•

whether we may from time to time without the consent of the holders of a series of debt securities create and issue further debt securities having the same terms and conditions as the outstanding debt securities so that such further issue is consolidated and forms a single series with the series of the outstanding debt securities;

•	the stock exchange, if any, on which the series of debt securities will be listed; and

•	any other special features of the series of debt securities.

The Bank of New York Mellon, whose offices are located at 240 Greenwich Street, New York, New York 10286, acts as the trustee under the indenture. The trustee has two principal functions:

•

First, it can and, at the direction of a majority of the holders, shall enforce your rights against the issuer or the guarantor if the issuer defaults on the debt securities or the guarantor defaults on a guarantee. However, there are some limitations on the extent to which the trustee may act on your behalf, described under “Default and Related Matters—Events of Default—Remedies If an Event of Default Occurs” below; and

•

Second, the trustee performs administrative functions on behalf of the issuer, such as sending you interest payments, transferring your debt securities to a new buyer if you sell and sending you notices.

The indenture and its associated documents contain the full legal text of the matters described in this section. The indenture, the debt securities and the guarantees are governed by New York law. The indenture is incorporated by reference as an exhibit to the registration statement of which this prospectus forms a part. See the section entitled “Where You Can Find More Information About the BHP Group” for information on how to obtain a copy.

Because this section is a summary, it does not describe every aspect of the debt securities or the guarantees. This summary is subject to and qualified in its entirety by reference to all the provisions of the indenture, including some of the terms used in the indenture. We describe the meaning for only the more important terms here.

We also include references in parentheses to some sections of the indenture. Whenever we refer to particular sections or defined terms of the indenture in this prospectus, those sections or defined terms are incorporated by reference here.

Stated Maturity and Maturity

The day on which the principal amount of the debt securities is scheduled to become due is called the stated maturity of the principal. The principal may become due sooner, by reason of redemption or acceleration after a default. The day on which the principal actually becomes due, whether at the stated maturity or earlier, is called the maturity of the principal. The terms “stated maturity” and “maturity” refer to the dates when interest payments become due. For example, reference to a regular interest payment date when an installment of interest is scheduled to become due is the “stated maturity” of that installment. When reference is made to the “stated maturity” or the “maturity” of the debt securities without specifying a particular payment, it refers to the stated maturity or maturity, as the case may be, of the principal. The debt securities are subject to defeasance as described below under “Defeasance and Covenant Defeasance.”

The issuer will pay interest on the debt securities on the interest payment dates specified in the related prospectus supplement, and at maturity. Each payment of interest due on an interest payment date or at maturity will include interest accrued from and including the last date to which interest has been paid or made available for payment, or from the issue date, if none has been paid or made available for payment, to but excluding the relevant payment date on the debt securities on the basis of a 360-day year of twelve 30-day months.

How the Debt Securities Rank Against Other Debt

The debt securities will not be secured by any of the issuer’s or the guarantor’s property or assets. Thus, by owning these debt securities, holders are unsecured creditors of the issuer. These debt securities will not be subordinated or senior to any of the issuer’s other unsecured unsubordinated debt obligations. The guarantees will be unsecured obligations of BHP Group Limited and will rank equally as to payment with all their other unsecured and unsubordinated debt, except debt given preference by law. These guarantees will not be subordinated or senior to any of the guarantor’s other unsecured unsubordinated debt obligations. This means that, in a bankruptcy or liquidation proceeding against the issuer or the guarantor, the issuer’s obligations under these debt securities and the guarantor’s obligation under the guarantees would rank equally in right of payment with all of the issuer’s and the guarantor’s other unsecured and unsubordinated debt, respectively, except debt given preference by law.

Since most of the guarantor’s operations are conducted by their subsidiaries, it is largely dependent on cash from their subsidiaries for the payment of principal and interest, and Additional Amounts, if any, pursuant to the guarantees. You should note that there are no limitations on subsidiary companies taking on additional debt other than any limitations that may exist in each subsidiary’s own financing arrangements.

Claims of the creditors of the subsidiaries of BHP Group Limited have priority as to the assets of such subsidiaries over the claims of BHP Group Limited. In addition, BHP Group (UK) Ltd (formerly known as BHP Group Plc) is not a guarantor of any debt securities offered using this prospectus, but has guaranteed, and may in the future guarantee, other indebtedness of members of the BHP Group. Consequently, on the insolvency of BHP Group Limited and its subsidiaries, holders of debt securities issued by the issuer and guaranteed by BHP Group Limited are structurally subordinated to the prior claims of the creditors of subsidiaries of BHP Group Limited (including BHP Group (UK) Ltd), other than the issuer.

Guarantee

BHP Group Limited will fully and unconditionally guarantee the payment of the principal of, premium, if any, and interest on the debt securities, including any Additional Amounts which may be payable in respect of the debt securities, as described under “Special Situations—Optional Tax Redemption—Payment of Additional Amounts.” BHP Group Limited guarantees the payment of such amounts when such amounts become due and payable, whether on an interest payment date, at the stated maturity of the debt securities, by declaration or acceleration, call for redemption or otherwise. BHP Group Limited is obligated to pay such amounts.

BHP Group (UK) Ltd is not a guarantor of any debt securities offered using this prospectus.

Legal Ownership

Street Name and Other Indirect Holders

Investors who hold debt securities in accounts at banks or brokers will generally not be recognized by the issuer or the guarantor as legal holders of debt securities. This is called holding in street name. Instead, the issuer and the guarantor will recognize only the bank or broker holding, or the financial institution the bank or broker uses to hold, its debt securities. These intermediary banks, brokers and other financial institutions pass along principal, interest and other payments on the debt securities, either because they agree to do so in their customer agreements or because they are legally required to do so. If you are considering holding debt securities in street name, you should check with your own institution to find out:

•	how it will handle debt security payments and notices;

•	whether it will impose fees or charges;

•	how it will handle voting if it were ever required;

•	whether and how you can instruct it to send your debt securities, registered in your own name so you can be a direct holder as described below; and

•	how it will pursue rights under the debt securities if there were a default or other event triggering the need for holders to act to protect their interests.

Direct Holders

The issuer’s obligations, the guarantor’s obligations, as well as the obligations of the trustee and those of any third parties employed by the issuer, the guarantor or the trustee, run only to persons who are registered as holders of debt securities. As noted above, the issuer and the guarantor do not have obligations to you if you hold in street name or other indirect means, either because you choose to hold debt securities in that manner or because the debt securities are issued in the form of global securities as described below. For example, once the issuer or the guarantor makes payment to the registered holder, it has or they have, as the case may be, no further responsibility for the payment even if that holder is legally required to pass the payment along to you as a street name holder but does not do so.

Global Securities

What are Global Securities? Global securities are a special type of indirectly held securities, as described above under “Legal Ownership—Street Name and Other Indirect Holders.” The ultimate beneficial owners of global securities can only be indirect holders.

The issuer and the guarantor require that the global securities be registered in the name of a financial institution they select. In addition, the issuer and the guarantor require that the debt securities included in the global securities not be transferred to the name of any other direct holder unless the special circumstances described below occur. The financial institution that acts as the sole direct holder of the global securities is called the depositary. Any person wishing to own a debt security must do so indirectly by virtue of an account with a broker, bank or other financial institution that in turn has an account with the depositary.

Special Investor Considerations for Global Securities. As an indirect holder, an investor’s rights relating to global securities will be governed by the account rules of the investor’s financial institution and of the depositary, as well as general laws relating to securities transfers. Neither the issuer nor the guarantor recognize this type of investor as a holder of debt securities and instead deal only with the depositary that holds the global securities. The debt securities offered by this prospectus will only be issued in the form of global securities except in special circumstances described below.

If you are an investor in global securities, you should be aware that:

•	You cannot get debt securities registered in your own name.

•	You cannot receive physical certificates for your interest in the debt securities.

•

You will be a street name holder and must look to your own bank or broker for payments on the debt securities and protection of your legal rights relating to the debt securities, as explained earlier under “Legal Ownership—Street Name and Other Indirect Holders.”

•

You may not be able to sell interests in the debt securities to some insurance companies and other institutions that are required by law to own their debt securities in the form of physical certificates.

•

The depositary’s policies will govern payments, transfers, exchanges and other matters relating to your interest in the global securities. The issuer, the guarantor and the trustee have no responsibility for any aspect of the depositary’s actions or for its records of ownership interests in global securities. The issuer, the guarantor and the trustee also do not supervise the depositary in any way.

•	The depositary will require that interests in global securities be purchased or sold within its system using same-day funds.

Special Situations When Global Securities Will Be Terminated. In a few special situations described later, global securities will terminate and interests in them will be exchanged for physical certificates representing debt securities. After that exchange, the choice of whether to hold debt securities directly or in street name will be up to the investor. Investors must consult their own bank or broker to find out how to have their interests in debt securities transferred to their own name so that they will be direct holders. The rights of street name investors and direct holders in the debt securities have been previously described in the subsections entitled “Legal Ownership—Street Name and Other Indirect Holders” and “Legal Ownership—Direct Holders.”

The special situations for termination of global securities are:

•	When the depositary notifies the issuer or the guarantor that it is unwilling, unable or no longer qualified to continue as depositary and no successor has been appointed.

•	When an event of default on the debt securities has occurred and has not been cured. Defaults are discussed below under “Default and Related Matters—Events of Default.”

When global securities terminate, the depositary (and not the issuer, the guarantor or the trustee) is responsible for deciding the names of the institutions that will be the initial direct holders. (Section 305)

In the remainder of this description “you” means direct holders and not street name or other indirect holders of debt securities. Indirect holders should read the subsection entitled “Legal Ownership—Street Name and Other Indirect Holders.”

Overview of Remainder of this Description

The remainder of this description summarizes:

•	Additional mechanics relevant to the debt securities under normal circumstances, such as how you transfer ownership and where the issuer makes payments.

•

Your rights under several special situations, such as if the issuer or the guarantor merge with another company, if the issuer or the guarantor want to change a term of the debt securities or if the issuer or the guarantor want to redeem the debt securities for tax reasons.

•	Your rights to receive payment of additional amounts due to changes in the withholding requirements of various jurisdictions.

•	Covenants contained in the indenture that restrict the issuer’s and the guarantor’s ability to incur liens.

•	Your rights if the issuer defaults in respect of its obligations under the debt securities or experiences other financial difficulties.

•	Your rights if the guarantor defaults in respect of its obligations under the guarantees or experience other financial difficulties.

•	The issuer’s and the guarantor’s relationship with the trustee.

Additional Mechanics

Exchange and Transfer

The debt securities will be issued:

•	only in fully registered form;

•	without interest coupons; and

•	in denominations that are even multiples of US$1,000.

You may have your debt securities broken into more debt securities of smaller denominations or combined into fewer debt securities of larger denominations, as long as the total principal amount is not changed. (Section 305) This is called an exchange.

You may exchange or transfer your debt securities at the applicable corporate trust office of the trustee. The trustee acts as the issuer’s and the guarantor’s agent for registering debt securities in the names of holders and transferring the debt securities. The issuer or the guarantor may change this appointment to another entity or perform the service themselves. The entity performing the role of maintaining the list of registered holders is called the security registrar. It will also register transfers of the debt securities. (Section 305)

You will not be required to pay a service charge to transfer or exchange debt securities, but you may be required to pay for any tax or other governmental charge associated with the exchange or transfer. The transfer or exchange of a registered debt security will only be made if the security registrar is satisfied with your proof of ownership.

The issuer or the guarantor may cancel the designation of any particular transfer agent. The issuer or the guarantor may also approve a change in the office through which any transfer agent acts. (Section 1002)

If the issuer redeems less than all of the debt securities, it may block the transfer or exchange of debt securities during a specified period of time in order to freeze the list of holders to prepare the mailing. The period begins 10 days before the day the issuer mails the notice of redemption and ends on the day of that mailing. The issuer may also refuse to register transfers or exchanges of debt securities selected for redemption in whole or in part. However, it will continue to permit transfers and exchanges of the unredeemed portion of any debt security being partially redeemed. (Section 305)

Payment and Paying Agents

The issuer will pay interest to you if you are a direct holder listed in the trustee’s records at the close of business on a particular day in advance of each due date for interest, even if you no longer own the debt security on the interest due date. That particular day, usually about two weeks in advance of the interest due date, is called the regular record date. (Section 307)

The issuer will pay interest, principal and any other money due on your debt securities at the applicable corporate trust office of the trustee in New York City. That office is currently located at 240 Greenwich Street, New York, New York 10286. The issuer may also choose to pay interest by mailing checks.

Interest on global securities will be paid to the holder thereof by wire transfer of same-day funds.

Holders buying and selling debt securities must work out between them how to compensate for the fact that the issuer will pay all the interest for an interest period to, in the case of certificated debt securities, the one who is the registered holder on the regular record date. The most common manner is to adjust the sales price of the debt securities to prorate interest fairly between buyer and seller. This prorated interest amount is called accrued interest.

We recommend that street name and other indirect holders consult their banks or brokers for information on how they will receive payments.

The issuer or the guarantor may also arrange for additional payment offices, and may cancel or change these offices, including the issuer’s or the guarantor’s use of the trustee’s corporate trust office. These offices are called paying agents. The Bank of New York Mellon, located at 240 Greenwich Street, New York, New York 10286, acts as paying agent. The issuer or the guarantor may also choose to act as their own paying agent. The issuer or the guarantor must promptly notify the trustee of changes in the paying agents for any particular series of debt securities. (Section 1002)

Notices

The issuer, the guarantor and the trustee will send notices only to direct holders, using their addresses as listed in the trustee’s records. (Section 106)

Regardless of who acts as paying agent, all money that the issuer pays to a paying agent that remains unclaimed at the end of two years after the amount is due to direct holders will be repaid to the issuer. After that two-year period, you may look only to the issuer and the guarantor for payment and not to the trustee, any other paying agent or anyone else. (Section 1003)

Special Situations

Mergers and Similar Events

The issuer and the guarantor are generally permitted to consolidate or merge with another company or firm. The issuer and the guarantor are also permitted to sell or lease substantially all of their assets to another firm. However, neither the issuer nor the guarantor may take any of these actions unless all the following conditions are met:

•

Where the issuer merges out of existence or sells or leases all its assets, the other entity must be a corporation, partnership or trust duly organized and validly existing under the laws of Australia (or any State thereof), the United Kingdom (or any county thereof), the United States (any State thereof or the District of Columbia) or The Netherlands (or any county thereof).

•

Where BHP Group Limited merges out of existence or sells or leases all its assets, the other entity must be a corporation, partnership or trust duly organized and validly existing under the laws of the applicable jurisdiction. The applicable jurisdiction will be the jurisdiction in which such successor entity is organized. If such other entity is organized under the laws of a jurisdiction other than Australia (or any State thereof), the United Kingdom (or any county thereof), the United States (any State thereof or the District of Columbia) or The Netherlands (or any county thereof), it must indemnify you against any tax, assessment, governmental charge or other cost resulting from the transaction.

•

If the issuer or BHP Group Limited merges out of existence or sells or leases substantially all of its assets, the other entity must execute a supplement to the indenture, known as a supplemental indenture. In the supplemental indenture, the entity must promise to be bound by every obligation in the indenture applicable to the entity that merged or transferred its assets.

•

Neither the issuer nor BHP Group Limited may be in default on the debt securities or guarantees immediately prior to such action and such action must not cause a default. For purposes of this no-default test, a default would include an event of default that has occurred and not been cured, as described under “Default and Related Matters—Events of Default—What is an Event of Default?” A default for this purpose would also include any event that would be an event of default if the requirements for notice of default or existence of defaults for a specified period of time were disregarded.

•	The issuer or BHP Group Limited, as the case may be, must deliver certain certificates and other documents to the trustee.

It is possible that a merger or other similar transaction could be treated for U.S. Federal income tax purposes as a taxable exchange by the holders of debt securities for new securities, which could result in holders recognizing taxable gain or loss for U.S. Federal income tax purposes. A merger or other similar transaction could also have adverse tax consequences to holders under other tax laws to which the holders are subject.

Substitution of BHP Finance as issuer

The terms of the debt securities will permit us to transfer the obligations of BHP Finance, as issuer of the debt securities of any series, to BHP Group Limited or any of its subsidiaries. To the extent that BHP Group Limited is not itself the new obligor, its guarantee shall remain in place after the substitution. In the case of such a substitution, the issuer prior to such substitution will be relieved of any further obligations under the assumed series of debt securities.

The provisions described under “Payment of Additional Amounts” will also apply to any taxes, assessments or governmental charges imposed by any jurisdiction in which a successor to BHP Finance, as issuer, is organized or incorporated or, if different, tax resident. In such cases, the new obligor will benefit from any optional redemption provision for tax reasons as described below under “— Optional Tax Redemption” or provided for in the prospectus supplement.

Modification and Waiver

There are three types of changes we can make to the indenture and the debt securities.

Changes Requiring Your Approval. First, there are changes that cannot be made to the debt securities without your specific approval. Following is a list of those types of changes:

•	change the stated maturity of the principal or interest on a debt security;

•	reduce any amounts due on a debt security;

•	change any of the issuer’s or the guarantor’s obligations to pay Additional Amounts described later under “Payment of Additional Amounts”;

•	reduce the amount of principal payable upon acceleration of the maturity of a debt security following a default;

•	change the place or currency of payment on a debt security;

•	impair your right to sue for payment;

•	reduce the percentage of holders of debt securities whose consent is needed to modify or amend the indenture;

•	reduce the percentage of holders of debt securities whose consent is needed to waive compliance with various provisions of the indenture or to waive various defaults;

•	change any obligation of the issuer or the guarantor to maintain an office for payment, transfer or exchange of debt securities and to receive notice and demands; and

•	modify or affect, in any manner adverse to you, the obligations of the issuer or the guarantor in respect of the payment of principal, premium, if any, and interest, if any. (Section 902)

Changes Requiring a Majority Vote. The second type of change to the indenture and the debt securities is the kind that requires a vote in favor by holders of debt securities owning a majority of the principal amount. Most changes fall into this category, except for clarifying changes, amendments, supplements and other changes that would not adversely affect holders of the debt securities in any material respect. The same vote would be required for the issuer or the guarantor to obtain a waiver of all or part of the covenants described below or a waiver of a past default. However, the issuer or the guarantor cannot obtain a waiver of a payment default or any other aspect of the indenture or the debt securities listed in the first category described previously under “Special Situations—Modification and Waiver—Changes Requiring Your Approval” unless they obtain your individual consent to the waiver. (Section 513)

Changes Not Requiring Approval. The third type of change does not require any vote by holders of debt securities. This type is limited to clarifications and other changes that would not adversely affect holders of the debt securities in any material respect. (Section 901)

Further Details Concerning Voting. When taking a vote, the issuer and the guarantor will use the following rules to decide how much principal amount to attribute to a security:

•

For original issue discount securities, the issuer and the guarantor will use the principal amount that would be due and payable on the voting date if the maturity of the debt securities were accelerated to that date because of a default.

•

Debt securities will not be considered outstanding, and therefore not eligible to vote, if the issuer or the guarantor have deposited or set aside in trust for you money for their payment or redemption. Debt securities will also not be eligible to vote if they have been fully defeased as described later under “Defeasance and Covenant Defeasance—Defeasance and Discharge.” (Section 101)

•

The issuer and the guarantor will generally be entitled to set any day as a record date for the purpose of determining the holders of outstanding debt securities that are entitled to vote or take other action under the indenture. In limited circumstances, the trustee will be entitled to set a record date for action by holders. If the issuer, the guarantor or the trustee set a record date for a vote or other action to be taken by holders of debt securities, that vote or action may be taken only by persons who are holders of outstanding debt securities on the record date and must be taken within 180 days following the record date or another period that the issuer or the guarantor may specify (or as the trustee may specify, if it sets the record date). The issuer and the guarantor may shorten or lengthen (but not beyond 180 days) this period from time to time. (Section 104)

We recommend that street name and other indirect holders consult their banks or brokers for information on how approval may be granted or denied if we seek to change the indenture or the debt securities or request a waiver.

Optional Tax Redemption

Your debt securities may be redeemed in whole, but not in part, in the three tax-related situations described below. The redemption price for the debt securities will be equal to the principal amount of the debt securities being redeemed plus accrued interest and any Additional Amounts due on the date fixed for redemption. Furthermore, you must receive between 10 and 60 days’ notice before your debt securities are redeemed.

The first situation is where, as a result of a change in, execution of or amendment to, any laws or treaties or the official application or interpretation of any laws or treaties, the issuer or the guarantor determines that it or they would be required to pay Additional Amounts as described later under “Special Situations—Payment of Additional Amounts.”

This applies only in the case of changes, executions or amendments that occur in the jurisdiction where the issuer or BHP Group Limited is incorporated. If the issuer or BHP Group Limited has been succeeded by another entity, the applicable jurisdiction will be the jurisdiction in which such successor entity is organized, and the applicable date will be the date the entity became a successor.

The issuer will not have the option to redeem the debt securities in this case if the issuer or the guarantor, as the case may be, could have avoided the payment of Additional Amounts or the deduction or withholding by using reasonable measures available to it.

The second situation is where, as a result of a change in, execution of or amendment to any laws or treaties or the official application or interpretation of any laws or treaties, the guarantor determines that they or any subsidiary of the guarantor would have to deduct or withhold tax on any payment made to the issuer to enable it to make a payment of principal or interest on a debt security.

This applies only in the case of changes, executions or amendments that occur in the jurisdiction where the issuer and BHP Group Limited are incorporated. If the issuer or BHP Group Limited has been succeeded by another entity, the applicable jurisdiction will be the jurisdiction in which such successor entity is organized, and the applicable date will be the date the entity became a successor.

The issuer will not have the option to redeem in this case if the issuer or the guarantor, as the case may be, could have avoided the payment of Additional Amounts or the deduction or withholding by using reasonable measures available to it.

The third situation is where, following a merger, consolidation or sale or lease of the issuer’s or the guarantor’s assets to a person that assumes or, if applicable, guarantees the issuer’s obligations on the debt securities or the respective guarantor’s obligations on the guarantees, that person would be required to pay Additional Amounts as described later under “Special Situations—Payment of Additional Amounts.”

The issuer or the other person will have the option to redeem the debt securities in this situation even if additional amounts became payable immediately upon completion of the merger or sale transaction, including in connection with an internal corporate reorganization. Neither the issuer nor that person has any obligation under the indenture to seek to avoid the obligation to pay Additional Amounts in this situation.

If the issuer or the guarantor intends to engage in an optional tax redemption, the issuer or the guarantor shall deliver to the trustee an Officer’s Certificate to the effect that the circumstances required for redemption exist. (Sections 1104 and 1108)

Payment of Additional Amounts

All payments of principal, premium, if any, and interest, if any, in respect of the debt securities or the guarantees will, unless otherwise specified in the prospectus supplement, be made free and clear of, and without withholding or deduction for, any present or future taxes, assessments, duties or governmental charges of whatever nature imposed, levied or collected by or within a relevant taxing jurisdiction unless that withholding or deduction is required by law. A relevant taxing jurisdiction is any jurisdiction under the laws of which the issuer or BHP Group Limited, as the case may be, or any successor entity, is organized (or any political subdivision or taxing authority of, or in, that jurisdiction having power to tax).

The indenture further provides that if withholding or deduction is required by law, then the issuer or the guarantor, as the case may be, must pay to the holder of any debt security additional amounts (“Additional Amounts”) as may be necessary in order that every net payment of principal of (and premium, if any, on) and interest, if any, on that debt security after deduction or other withholding for or on account of any present or future tax, assessment, duty or other governmental charge of any nature whatsoever imposed, levied or collected by or on behalf of a relevant taxing jurisdiction, will not be less than the amount then due and payable on that debt security. However, the indenture also provides that the issuer or the guarantor, as the case may be, will not be required to make any payment of Additional Amounts in any of the following circumstances:

•

The underlying tax, assessment or other governmental charge is imposed only because the holder, or a fiduciary, settlor, beneficiary or member or shareholder of, or possessor of a power over, the holder, if the holder is an estate, trust, partnership or corporation, was or is connected to the taxing jurisdiction. These connections include where the holder or related party:

•	is or has been a citizen or resident of the jurisdiction;

•	is or has been engaged in trade or business in the jurisdiction; or

•	has or had a permanent establishment in the jurisdiction.

•

The tax, assessment or other governmental charge is imposed for a tax or charge imposed due to the presentation of a debt security or a guarantee, if presentation is required, for payment on a date more than 30 days after the later of the date the debt security became due and payable or after the date on which payment was duly provided for, whichever occurs later.

•	The tax, assessment, duty or other governmental charge is on account of an estate, inheritance, gift, transfer, personal property or similar tax, assessment or other governmental charge.

•

The tax, assessment, duty or other governmental charge is payable otherwise than by withholding from payments of (or in respect of) principal of, premium, if any, or interest on, the debt securities or the guarantee.

•

The tax, assessment, duty or other governmental charge is imposed or withheld because the holder or beneficial owner failed to comply with any of the issuer’s or the guarantor’s requests for the following that the statutes, treaties, regulations or administrative practices of the taxing jurisdiction require as a precondition to exemption from all or part of such withholding:

•	to provide information about the nationality, residence or identity of the holder or beneficial owner; or

•

to make a declaration or other similar claim or satisfy any information or reporting requirements (for example, if an Australian resident holder or non-resident holding the notes at or through a permanent establishment in Australia fails to provide an appropriate tax file number (“TFN”), Australian Business Number (“ABN”) or other applicable exemption details).

•	The tax, assessment, duty or other governmental charge results from the debt security or the guarantee being presented for payment in Australia unless presentment could not have been made elsewhere.

•

The tax, assessment, duty or other governmental charge is for any withholding or deduction required to be made with respect to a debt security presented for payment by or on behalf of a holder who would have been able to avoid such withholding or deduction by presenting the relevant debt security to another paying agent in a member state of the European Union.

•

The Australian Commissioner of Taxation gives a notice under Section 255 of the Income Tax Assessment Act 1936 of Australia (the “Australian Tax Act”) or Section 260-5 of Schedule 1 of the Taxation Administration Act 1953 of Australia under which withholding, deduction, tax, duties, assessment or other governmental charge is imposed or withheld.

•

The holder of a debt security is the issuer’s “associate” (as that term is defined in Section 128F(9) of the Australian Tax Act) and, as a result, the Australian Tax Act requires withholding tax to be paid on interest or amounts in the nature of interest payable on the debt security.

•

A determination is made by the Australian Commissioner of Taxation that withholding tax is payable because the holder has participated in a scheme to avoid withholding tax provided that neither the issuer nor the guarantor participated in the scheme.

•

The tax, assessment, duty or other governmental charge is imposed or required pursuant to Sections 1471 through 1474 of the U.S. Internal Revenue Code of 1986, as amended (the “Internal Revenue Code”), or any amended or successor version that is substantively comparable, any current or future regulations or official interpretations thereof, any agreement entered into pursuant to Section 1471(b)(1) of the Internal Revenue Code, any intergovernmental agreement between a non-U.S. jurisdiction and the United States with respect to the foregoing or any law, regulation or practice adopted pursuant to any such intergovernmental agreement or any law implementing such an intergovernmental agreement (a “FATCA Withholding Tax”).

•	Any combination of the items listed above.

In addition, no Additional Amounts shall be paid with respect to any payment of the principal of, premium, if any or any interest on any debt security if the holder is a fiduciary or partnership or an entity that is not the sole beneficial owner of the payment of the principal of, or any interest on, any debt security, and the laws of the jurisdiction (or any political subdivision or taxing authority thereof or therein) require the payment to be included in the income of a beneficiary or settlor for tax purposes in the case of a fiduciary or a member of such partnership or a beneficial owner who would not have been entitled to Additional Amounts had it been the holder of such debt security.

These provisions will also apply to any taxes, assessments or governmental charges imposed by any jurisdiction in which a successor to the issuer or BHP Group Limited is organized or incorporated or, if different, tax resident. Additional Amounts may also be payable in the event of certain consolidations, mergers, sales of assets or assumptions of obligations. For more information see “Special Situations—Optional Tax Redemption.”

Restrictive Covenants

Restrictions on Liens

Some of the issuer’s or the guarantor’s property may be subject to a mortgage or other legal mechanism that gives the issuer’s and the guarantor’s lenders preferential rights in that property over other lenders, including you and the other direct holders of the debt securities, or over the issuer’s or the guarantor’s general creditors if it or they fail to pay them back. These preferential rights are called liens. The issuer and the guarantor promise that they will not become obligated on any new debt for borrowed money that is secured by a lien on any of their properties, unless they grant an equivalent or higher-ranking lien on the same property to you and the other direct holders of the debt securities. This provision does not restrict the ability of subsidiaries of the guarantor (other than the issuer) to create, incur, assume or suffer to exist any liens. At the date of this prospectus, a substantial portion of the consolidated assets of the guarantor is held by its subsidiaries and thus would not be subject to this restriction on liens.

Neither the issuer nor the guarantor needs to comply with this restriction if the amount of all debt that would be secured by liens on the issuer’s or the guarantor’s properties, excluding the debt secured by the liens that are listed below, is less than 15% of the BHP Group’s net tangible assets (as defined below). (Sections 101 and 1007)

The restriction on liens applies only to liens for borrowed money. In addition, this restriction on liens also does not apply to debt secured by a number of different types of liens. These types of liens include the following:

•	any lien existing on or before the date of the issuance of the debt securities;

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liens for taxes, assessments, government charges or claims which are being contested in good faith by appropriate means promptly instituted and diligently conducted and if a reserve or other appropriate provision, if any, as shall be required in conformity with Australian generally accepted accounting principles shall have been made;

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liens created or deposits made to secure the performance of tenders, bids, leases, statutory obligations, surety and appeal bonds, government contracts, performance and return-of-money bonds and other obligations of a like nature incurred in the ordinary course of business (exclusive of obligations for the payment of borrowed money);

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any attachment or judgment lien, unless the judgment it secures shall not, within 60 days after the entry thereof, have been discharged or execution thereof stayed pending appeal, or shall not have been discharged within 60 days after the expiration of any such stay;

•	any lien arising by operation of law or imposed by a court or tribunal;

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liens arising in cash management arrangements, any rights of banks to net or set-off deposits against debts owed to said bank, other normal banking transactions or in the ordinary course of business letter of credit transactions and liens against collateral posted against obligations under exchange-traded forward sale contracts entered into in the ordinary course of business;

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liens on the assets of any entity existing at the time such assets are acquired by the issuer or the guarantor, whether by merger, consolidation, purchase of assets or otherwise; provided that such liens:

•	are not created, incurred or assumed in connection with, or in contemplation of, such assets being acquired by the issuer or the guarantor; and

•	do not extend to any other property of the issuer or BHP Group Limited;

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liens over or affecting any asset or project established, acquired, developed or expanded where the lien was created to secure the purchase price or the financing of the establishment, acquisition, development, expansion or operation of that asset or project and the principal amount secured by the lien does not exceed the purchase price or financing, including any costs of establishment, acquisition, development, expansion or operation;

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liens to secure loans provided, supported or subsidized by a governmental agency, export credit agency or a lending organization established by the United Nations, the European Union, the International Monetary Fund (the “IMF”) or other international treaty organization or created to secure pre-export financing or future flow finance arrangements provided that the financing is entered into to mitigate against political risk, including, without limitation, remittance risk;

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any lien securing the whole or any part of the issuer’s or the guarantor’s interest in any joint venture, including the revenues and assets derived by the issuer or the guarantor from such joint venture or employed by the issuer or the guarantor in such joint venture, which is in favor of its co-venturers and/ or the manager or operator (including any person from the time being fulfilling any of the functions of a manager or operator) as security for the due payment of amounts payable under or in respect of such joint venture;

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liens created in connection with convertible or exchangeable bonds or notes where the lien is created over the assets into which the convertible or exchangeable bonds or notes may be converted or exchanged and secures only the obligation of the issuer to effect the conversion or exchange of the bonds or notes into such assets;

•	liens over or affecting any goods or documents of title to goods arising in the ordinary course of trade finance incurred in the ordinary course of business;

•	liens in favor of BHP Group Limited or any of its subsidiaries;

•	purchase money mortgages and purchase money security interests incurred in the normal and ordinary course of our business;

•	liens securing the issuer’s or the guarantor’s obligations under interest rate agreements, currency agreements or commodity hedging agreements (as defined below);

•	liens arising in the discounting of receivables, to the extent that the value of the assets over which the lien exists does not exceed US$1,000,000,000 in the aggregate;

•	liens arising pursuant to sale and leaseback transactions;

•	liens encumbering property or assets under construction arising from progress or partial payments by one of the guarantor’s customers relating to such property or assets;

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liens upon specific items of the issuer’s or the guarantor’s inventory or other goods, and proceeds of inventory or other goods, securing the issuer’s or the guarantor’s obligations relating to bankers’ acceptances, issued or created for the issuer’s or the guarantor’s account to facilitate the purchase, shipment or storage of the inventory or other goods;

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liens securing industrial revenue, development or similar bonds issued by the issuer or the guarantor, or for the issuer’s or the guarantor’s benefit, provided that the industrial revenue, development or similar bonds are non-recourse to the issuer or the guarantor;

•	the sale or other transfer of:

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any minerals in place, or for the future production of minerals, for a specified period of time, or in any amount, such that the purchaser will realize from such sale or transfer a specified amount of money or minerals; or

•	any other interest in property that is commonly referred to as a “production payment”;

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other liens incidental to the conduct of the issuer’s or the guarantor’s business, as the case may be, or the ownership of assets that do not materially detract from the value of the property subject thereto in its use for the issuer’s or the guarantor’s business; and

•	any extension, renewal or replacement (or successive extensions, renewals or replacements), as a whole or in part, of any lien referred to above, so long as:

•	the amount does not exceed the principal amount of the borrowed money secured by the lien which is to be extended, renewed or replaced; and

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the extension, renewal or replacement lien is limited to all or a part of the same property, including improvements, that originally secured the lien to be extended, renewed or replaced. (Section 1008)

Definitions:

“Commodity hedging agreement” means any commodity derivative, exchange, swap agreement or other similar agreement or arrangement designed to protect the guarantor or any of its subsidiaries against fluctuations in commodity prices.

“Currency agreement” means any foreign exchange contract, currency swap agreement or other similar agreement or arrangement designed to protect the guarantor or any of its subsidiaries against fluctuations in currency values.

“Interest rate agreement” means any interest rate protection agreement, interest rate future, interest rate option, interest rate swap, interest rate cap or other interest rate hedge arrangement, to or under which the guarantor or any of its subsidiaries is a party or a beneficiary on the date hereof or becomes a party or a beneficiary hereafter.

“Net tangible assets” means all of the assets of the guarantor and its subsidiaries (except goodwill, trademarks, patents, trade names and all other intangible assets) less all current liabilities, all as shown in the most recent consolidated financial statements of the BHP Group Limited, prepared on a consolidated basis in accordance with IFRS.

As of June 30, 2025, the guarantor had no secured indebtedness outstanding.

Restrictions on Sales and Leasebacks

Neither the issuer nor the guarantor will enter into any sale and leaseback transaction involving a property, other than as allowed by this covenant, as described below. A sale and leaseback transaction is an arrangement between the issuer or the guarantor and a bank, insurance company or other lender or investor where it or they lease a property that it or they previously owned for more than six months and sold to a lender or investor or to any person to whom the lender or investor has advanced funds on the security of the principal property.

The restriction on sales and leasebacks does not apply to any sale and leaseback transaction between any companies of the BHP Group. It also does not apply to any lease with a term, including renewals, of three years or less. Further, the indenture does not restrict the ability of any subsidiary (other than the issuer) to enter into sale and leaseback transactions. At the date of this prospectus, a substantial portion of the issuer’s and the guarantor’s consolidated assets are held directly by subsidiaries other than the issuer and so would not be subject to the covenant restricting sale and leaseback transactions.

The covenant allows the issuer or the guarantor to enter into sale and leaseback transactions in two additional situations. First, the issuer or the guarantor may enter into sale and leaseback transactions if it could grant a lien on the property in an amount equal to the indebtedness attributable to the sale and leaseback transaction without being required to grant an equivalent or higher-ranking lien to you and the other direct holders of the debt securities under the restriction on liens described above.

Second, the issuer or the guarantor may enter sale and leaseback transactions if, within one year of the transaction, the issuer or the guarantor, as the case may be, invest an amount equal to at least the net proceeds of the sale of the principal property that the issuer or the guarantor, as the case may be, lease in the transaction or the fair value of that property, whichever is greater. This amount must be invested in any of the issuer’s or the guarantor’s property or used to retire indebtedness for money that it or they borrowed, incurred or assumed that either has a maturity of 12 months or more from the date of incurrence of the indebtedness or which may be extended beyond 12 months from that date at the issuer’s or the guarantor’s option.

Defeasance and Covenant Defeasance

The following discussion of defeasance and discharge will be applicable to your debt securities only if the issuer or the guarantor so elects. (Article 13) If we do so elect, we will state that in the applicable prospectus supplement.

Defeasance and Discharge

The issuer or the guarantor can legally release itself from any payment or other obligations on the debt securities or the guarantees, as the case may be, except for various obligations described below, if the issuer or the guarantor, in addition to other actions, put in place the following arrangements for you to be repaid:

•

The issuer or the guarantor must deposit in trust for your benefit and the benefit of all other direct holders of the debt securities a combination of money and U.S. government or U.S. government agency notes or bonds that will generate enough cash to make interest, principal and any other payments on the debt securities on their various due dates.

•

The issuer or the guarantor must deliver to the trustee a legal opinion of the issuer’s or the guarantor’s counsel confirming that either (A) there has been a change in U.S. Federal income tax law or (B) the issuer or the guarantor have received from, or there has been published by, the U.S. Internal Revenue Service (“IRS”) a ruling, in each case to the effect that it or they may make the above deposit without causing you to be taxed on the debt securities any differently than if it or they did not make the deposit and just repaid the debt securities themselves at maturity.

However, even if the issuer or the guarantor take these actions, a number of their respective obligations relating to the debt securities or the guarantees, as the case may be, will remain. These include the following obligations:

•	to register the transfer and exchange of debt securities;

•	to replace mutilated, destroyed, lost or stolen debt securities;

•	to maintain paying agencies; and

•	to hold money for payment in trust.

Covenant Defeasance

The issuer or the guarantor can be legally released from compliance with certain covenants, including those described under “Restrictive Covenants” and including the related “Default and Related Matters—Events of Default” if the issuer or the guarantor, as the case may be, take all the steps described above under “Defeasance and Covenant Defeasance—Defeasance and Discharge” except that the opinion of counsel does not have to refer to a change in U.S. Federal income tax laws or a ruling from the U.S. Internal Revenue Service.

Default and Related Matters

Events of Default

You will have special rights if an event of default occurs and is not cured, as described later in this subsection.

What is an Event of Default? The term event of default means any of the following:

•	Neither the issuer nor the guarantor pays the principal or any premium on a debt security at its maturity and if such failure to pay persists for more than three business days.

•	Neither the issuer nor the guarantor pays interest or any additional amounts on a debt security within 30 days of its due date.

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The issuer or the guarantor remains in breach of a covenant or any other term of the indenture applicable to the debt securities and the guarantees for 90 days after the issuer and the guarantor receive a notice of default stating the issuer or the guarantor is in breach. The notice must be sent by either the trustee or holders of 25% of the principal amount of debt securities.

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The issuer’s or guarantor’s other borrowings in principal amount of at least US$500,000,000 are accelerated by reason of a default and steps are taken to obtain repayment of these borrowings, without such acceleration having been rescinded or annulled within a period of 10 days after the issuer and the guarantor receive a notice of default from the trustee or holders of 25% of the principal amount of the debt securities.

•	An order is made or a resolution is passed for the issuer’s or guarantor’s winding up.

•	The issuer or guarantor stops payment of its debts generally.

•	The issuer or guarantor enters into or makes any arrangement with its creditors generally, including the entering into of some form of moratorium with its creditors generally.

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A court having jurisdiction in the premises enters a decree or order for relief in respect of the issuer or guarantor in an involuntary case under any applicable bankruptcy, insolvency or other similar law, or a receiver, administrator, trustee or similar officer is appointed over the whole or substantially the whole of the issuer’s or guarantor’s assets in Australia.

•	The issuer or guarantor is declared insolvent by a competent judicial authority or admits in writing its inability to pay its debts as they fall due.

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The issuer or guarantor shall commence a voluntary case under any applicable bankruptcy, insolvency or other similar law, other than a case commenced under an applicable law not pertaining to bankruptcy or insolvency for the purposes of a reorganization where the issuer or the guarantor, as the case may be, are solvent, or consent to the entry of an order for relief in an involuntary case under any such law, or consent to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee or sequestrator (or similar official) over the whole or substantially the whole of its or their property in Australia, as the case may be, or make any general assignment for the benefit of creditors. (Section 501)

Remedies if an Event of Default Occurs. If an event of default has occurred and has not been cured, the trustee may, and at the direction of the holders of 25% in principal amount of the debt securities shall, declare the entire principal amount and any accrued interest of all the debt securities to be due and immediately payable. This is called a declaration of acceleration of maturity. A declaration of acceleration of maturity may be cancelled by the holders of at least a majority in principal amount of the debt securities if the issuer or the guarantor have paid the outstanding amounts, other than amounts due because of the acceleration of maturity, and the issuer or the guarantor have satisfied certain other conditions. (Section 502)

Other than the duty to act with the required standard of care in the case of a default, the trustee is not required to take any action under the indenture at the request of any holders unless the holders offer the trustee reasonable protection from expenses and liability. This protection is called an indemnity. (Section 603) If indemnity in form and amount satisfactory to the trustee is provided, the holders of a majority in principal amount of the outstanding debt securities may direct the time, method and place of conducting any lawsuit or other formal legal action seeking any remedy available to the trustee. These majority holders may also direct the trustee in performing other actions specified under the indenture. (Section 512)

Before you bypass the trustee and bring your own lawsuit or other formal legal action or take other steps to enforce your rights or protect your interests relating to the debt securities, the following must occur:

•	You must give the trustee written notice that an event of default has occurred and remains uncured.

•

The holders of 25% in principal amount of all outstanding debt securities must make a written request that the trustee take action because of the default, and must offer indemnity in form and amount satisfactory to the trustee against the cost and other liabilities of taking that action.

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The trustee must have not taken action for 60 days after receipt of the above notice and offer of indemnity and the trustee has not received an inconsistent direction from the holders of a majority in principal amount of all outstanding debt securities during that period. (Section 507)

However, such limitations do not apply to a suit instituted by you for the enforcement of payment of the principal of or interest on a debt security on or after the respective due dates. (Section 508)

We recommend that street name and other indirect holders consult their banks or brokers for information on how to give notice or direction to or make a request of the trustee and to make or cancel a declaration of acceleration.

The issuer and the guarantor will furnish to the trustee within 120 days of the end of their respective fiscal years a written statement of certain of the issuer’s or the guarantor’s officers certifying that, to their knowledge, the issuer and the guarantor are in compliance with the indenture and the debt securities, or else specifying any default and the nature and status thereof. (Section 1005)

Further Issues

We may from time to time, without notice to or the consent of the registered holders of the debt securities offered in this offering, create and issue additional debt securities having the same terms as and ranking equally and ratably with the debt securities offered in this offering in all respects (or in all respects except for the payment of interest accruing prior to the issue date of such additional debt securities or except for the first payment of interest following the issue date of such additional debt securities), so that such additional debt securities shall be consolidated and form a single series with, shall be fungible for U.S. federal income tax purposes with, and shall have the same terms as to status, redemption or otherwise as, those debt securities.

Regarding the Trustee

Several members of the BHP Group maintain banking relations with the trustee, or affiliates of the trustee, in the ordinary course of their business. Additionally, the issuer and the guarantor have agreed (jointly and severally) to reimburse and indemnify the trustee in performing its obligations under the indenture.

If the trustee has a conflicting interest with respect to the debt securities within the meaning of the U.S. Trust Indenture Act of 1939, the trustee may be required to resign as trustee under the indenture and the issuer or the guarantor would be required to appoint a successor trustee.

Governing Law

The indenture is, and the debt securities and guarantees will be, governed by and construed in accordance with the laws of the State of New York without regard to principles of conflicts of law.

Consent to Service of Process

The indenture provides that the issuer and guarantor have severally appointed CT Corporation as its authorized agent for service of process in any legal action or proceeding arising out of or relating to the indenture or the debt securities offered under the indenture brought in any federal or state court in the Borough of Manhattan, City of New York, New York, and the issuer and each guarantor will irrevocably submit to the non-exclusive jurisdiction of, and waive objection to venue in, such courts in any such legal action or proceeding.

CLEARANCE AND SETTLEMENT

Debt securities that BHP Finance issues may be held through one or more international and domestic clearing systems. The principal clearing systems we will use are the book-entry systems operated by The Depositary Trust Company (“DTC”) in the United States, Clearstream Banking, S.A. (“Clearstream”) in Luxembourg and Euroclear SA/NV (“Euroclear”) in Brussels, Belgium. These systems have established electronic securities and payment transfer, processing, depositary and custodial links among themselves and others, either directly or through custodians and depositaries. These links allow securities to be issued, held and transferred among the clearing systems without the physical transfer of certificates.

Special procedures to facilitate clearance and settlement have been established among these clearing systems to trade securities across borders in the secondary market. Where payments for debt securities BHP Finance issues in global form will be made in United States dollars, these procedures can be used for cross-market transfers and the securities will be cleared and settled on a delivery against payment basis.

Cross-market transfers of debt securities that are not in global form may be cleared and settled in accordance with other procedures that may be established among the clearing systems for these securities. Investors in debt securities that are issued outside of the United States, its territories and possessions must initially hold their interests through Euroclear, Clearstream or the clearance system that is described in the applicable prospectus supplement.

The policies of DTC, Clearstream and Euroclear will govern payments, transfers, exchange and other matters relating to the investor’s interest in securities held by them. This is also true for any other clearance system that may be named in a prospectus supplement.

We have no responsibility for any aspect of the actions of DTC, Clearstream or Euroclear or any of their direct or indirect participants or accountholders. We have no responsibility for any aspect of the records kept by DTC, Clearstream or Euroclear or any of their direct or indirect participants or accountholders. We also do not supervise these systems in any way. This is also true for any other clearing system indicated in a prospectus supplement.

DTC, Clearstream, Euroclear and their participants and accountholders perform these clearance and settlement functions under agreements they have made with one another or with their customers. You should be aware that they are not obligated to perform these procedures and may modify them or discontinue them at any time.

The description of the clearing systems in this section reflects our understanding of the rules and procedures of DTC, Clearstream and Euroclear as they are currently in effect. Those systems could change their rules and procedures at any time.

The Clearing Systems

DTC

DTC has advised us as follows:

•	DTC is:

•	a limited purpose trust company organized under the New York State Banking Law;

•	a “banking organization” within the meaning of the New York State Banking Law;

•	a member of the Federal Reserve System;

•	a “clearing corporation” within the meaning of the New York Uniform Commercial Code; and

•	a “clearing agency” registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934.

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DTC was created to hold securities for its participants and to facilitate the clearance and settlement of securities transactions between participants through electronic book-entry changes to accounts of its participants. This eliminates the need for physical movement of certificates.

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Participants in DTC include securities brokers and dealers, banks, trust companies and clearing corporations and may include certain other organizations. DTC is partially owned by some of these participants or their representatives.

•	Indirect access to the DTC system is also available to other such banks, brokers, dealers and trust companies that have relationships with participants.

•	The rules applicable to DTC and DTC participants are on file with the SEC.

Clearstream

Clearstream has advised us as follows:

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Clearstream is a duly licensed bank organized as a société anonyme incorporated under the laws of Luxembourg and is subject to regulation by the Luxembourg Commission for the Supervision of the Financial Sector (Commission de Surveillance du Secteur Financier).

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Clearstream holds securities for its customers and facilitates the clearance and settlement of securities transactions among them. It does so through electronic book-entry changes to the accounts of its customers. This eliminates the need for physical movement of certificates.

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Clearstream provides other services to its accountholders, including safekeeping, administration, clearance and settlement of internationally traded securities and lending and borrowing of securities. It interfaces with the domestic markets in over 30 countries through established depositary and custodial relationships.

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Clearstream customers include worldwide securities brokers and dealers, banks, trust companies and clearing corporations and may include professional financial intermediaries. Its U.S. customers are limited to securities brokers and dealers and banks.

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Indirect access to the Clearstream system is also available to others that clear through Clearstream customers or that have custodial relationships with its customers such as banks, brokers, dealers and trust companies.

Euroclear

Euroclear has advised us as follows:

•

Euroclear is incorporated under the laws of Belgium as a bank and is subject to regulation by the Belgium Banking and Finance Commission (Commission Bancaire et Financier) and The National Bank of Belgium (Banque Nationale de Belgique).

•

Euroclear holds securities for its customers and facilitates the clearance and settlement of securities transactions among them. It does so through simultaneous electronic book-entry delivery against payment. This eliminates the need for physical movement of certificates.

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Euroclear provides other services to its customers, including credit custody, lending and borrowing of securities and tri-party collateral management. It interfaces with the domestic markets of several countries.

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Euroclear customers include banks, including central banks, securities brokers and dealers, trust companies and clearing corporations and may include certain other professional financial intermediaries.

•	Indirect access to the Euroclear system is also available to others that clear through Euroclear participants or that have relationships with Euroclear accountholders.

•	All securities in Euroclear are held on a fungible basis. This means that specific certificates are not matched to specific securities clearance accounts.

Other Clearing Systems

We may choose any other clearing system for a particular series of debt securities. The clearance and settlement procedures for the clearing system we choose will be described in the applicable prospectus supplement.

Primary Distribution

The distribution of the debt securities will be cleared through one or more of the clearing systems that we have described above or any other clearing system that is specified in the applicable prospectus supplement. Payment for debt securities will be made on a delivery versus payment or free delivery basis. These payment procedures will be more fully described in the applicable prospectus supplement.

Clearance and settlement procedures may vary from one series of debt securities to another according to the currency that is chosen for the specific series of debt securities. Customary clearance and settlement procedures are described below.

We will submit applications to the relevant system or systems for the debt securities to be accepted for clearance. The clearance numbers that are applicable to each clearance system will be specified in the prospectus supplement.

Clearance and Settlement Procedures—DTC

DTC participants that hold debt securities through DTC on behalf of investors will follow the settlement practices applicable to United States corporate debt obligations in DTC’s same-day funds settlement system.

Debt securities will be credited to the securities custody accounts of these DTC participants against payment in same-day funds, for payments in United States dollars, on the settlement date. For payments in a currency other than United States dollars, securities will be credited free of payment on the settlement date.

Clearance and Settlement Procedures—Euroclear and Clearstream

We understand that investors that hold their debt securities through Euroclear or Clearstream accounts will follow the settlement procedures that are applicable to conventional Eurobonds in registered form or such other procedures as are applicable for other securities.

Debt securities will be credited to the securities custody accounts of Euroclear and Clearstream accountholders on the business day following the settlement date, for value on the settlement date. They will be credited either free of payment or against payment for value on the settlement date.

Secondary Market Trading

Trading between DTC Participants

Secondary market trading between DTC participants will occur in the ordinary way in accordance with DTC’s rules. Secondary market trading will be settled using procedures applicable to United States corporate debt obligations in DTC’s Same-Day Funds Settlement System for debt securities.

If payment is made in United States dollars, settlement will be in same-day funds. If payment is made in a currency other than United States dollars, settlement will be free of payment. If payment is made other than in United States dollars, separate payment arrangements outside of the DTC system must be made between the DTC participants involved.

Trading between Euroclear and/or Clearstream Accountholders

We understand that secondary market trading between Euroclear and/or Clearstream accountholders will occur in the ordinary way following the applicable rules and operating procedures of Euroclear and Clearstream. Secondary market trading will be settled using procedures applicable to conventional Eurobonds in registered form.

Trading between DTC and Euroclear or Clearstream

A purchaser of debt securities that are held in the account of a DTC participant must send instructions to Euroclear or Clearstream at least one business day prior to settlement. The instructions will provide for the transfer of the securities from the selling DTC participant’s account to the account of the purchasing Euroclear or Clearstream participant. Euroclear or Clearstream, as the case may be, will then instruct the common depositary for Euroclear and Clearstream to receive the debt securities either against payment or free of payment.

The beneficial interests in the debt securities will be credited to the respective clearing system. The clearing system will then credit the account of the participant, following its usual procedures. Credit for the debt securities will appear on the next day, European time. Cash debit will be back-valued to, and the interest on the debt securities will accrue from, the value date, which would be the preceding day, when settlement occurs in New York. If the trade fails and settlement is not completed on the intended date, the Euroclear or Clearstream cash debit will be valued as of the actual settlement date instead.

Euroclear participants or Clearstream participants will need the funds necessary to process same-day funds settlement. The most direct means of doing this is to preposition funds for settlement, either from cash or from existing lines of credit, as for any settlement occurring within Euroclear or Clearstream. Under this approach, participants may take on credit exposure to Euroclear or Clearstream until the securities are credited to their accounts one business day later.

As an alternative, if Euroclear or Clearstream has extended a line of credit to them, participants can choose not to preposition funds and will allow that credit line to be drawn upon to finance settlement. Under this procedure, Euroclear participants or Clearstream participants purchasing debt securities would incur overdraft charges for one business day, (assuming they cleared the overdraft as soon as the debt securities were credited to their accounts). However, interest on the debt securities would accrue from the value date. Therefore, in many cases, the investment income on debt securities that is earned during that one business day period may substantially reduce or offset the amount of the overdraft charges. This result will, however, depend on each participant’s particular cost of funds.

Because the settlement will take place during New York business hours, DTC participants will use their usual procedures to deliver debt securities to the depositary on behalf of Euroclear participants or Clearstream participants. The sale proceeds will be available to the DTC seller on the settlement date. For the DTC participants, then, a cross-market transaction will settle no differently than a trade between two DTC participants.

Special Timing Considerations

You should be aware that investors will only be able to make and receive deliveries, payments and other communications involving the debt securities through Clearstream and Euroclear on days when those systems are open for business. Those systems may not be open for business on days when banks, brokers and other institutions are open for business in the United States.

In addition, because of time-zone differences, there may be problems with completing transactions involving Clearstream and Euroclear on the same business day as in the United States. United States investors who wish to transfer their interests in debt securities, or to receive or make a payment or delivery of debt securities, on a particular day, may find that the transactions will not be performed until the next business day in Luxembourg or Brussels, depending on whether Clearstream or Euroclear is used.

MATERIAL TAX CONSEQUENCES

The following statements with respect to taxation do not take into account all the specific circumstances that may be relevant to a particular holder and are based on advice we have received. We urge you to consult your own tax advisers concerning the consequences, in your particular circumstances, under Australian and United States federal, state and local tax laws, and the laws of any other relevant taxing jurisdiction, of the ownership of the debt securities. The statements with respect to taxation presented here, together with the statements with respect to taxation contained in the prospectus supplement, will be a summary of the material tax consequences which will generally be applicable to certain holders of debt securities being offered. If there is any inconsistency between the statements with respect to taxation presented here and those in the prospectus supplement, however, the terms in the prospectus supplement will apply and will replace those presented here.

Australian Taxation

The following is a summary of the Australian tax consequences of an investment in the debt securities, based on the Income Tax Assessment Act 1936 (Cth), the Income Tax Assessment Act 1997 (Cth) (collectively, the “Australian Tax Act”), the Taxation Administration Act 1953 (Cth) (“Taxation Administration Act”), and any relevant regulations, rulings or judicial interpretations and administrative policies and practices, as at the date of this prospectus and is the opinion of Herbert Smith Freehills Kramer, the Australian taxation counsel to the issuer.

This summary is general in nature and is not exhaustive. In particular:

•

the summary does not deal with the position of certain classes of holders of debt securities (including dealers in securities, custodians or other third parties who hold debt securities on behalf of any beneficial holders of debt securities);

•	the summary does not deal with all payments and events that could occur under the terms of the debt securities;

•	the particular terms of issue of any series of debt securities may affect the tax treatment of the debt securities; and

•	the summary does not consider the possible tax implications for investors under the tax laws of jurisdictions other than Australia.

The summary is not intended to be, nor should it be construed to be, legal or tax advice to any particular investor. Purchasers of debt securities should consult their own tax advisers for specific advice regarding the consequences, in their particular circumstances, under Australian tax laws, and the laws of any other taxing jurisdiction, of the ownership of or any dealing in any debt securities.

Information regarding taxes in respect of an offer of debt securities may also be set out in the relevant prospectus supplement.

The key defined terms used in this summary are as follows

“Australian Holder” means a holder of debt securities who is: (i) an Australian tax resident who does not acquire the debt securities in the course of carrying on business at or through a permanent establishment outside Australia; or (ii) a non-resident for Australian tax purposes who acquires the debt securities in the course of carrying on business at or through a permanent establishment in Australia.

“Offshore Associate” means an Offshore Holder who is an associate (as defined in section 128F(9) of the Australian Tax Act) of BHP Billiton Finance (USA) Limited.

“Offshore Holder” means a holder of debt securities who is: (i) a non-resident Offshore Holder, being a non-resident for Australian tax purposes who does not acquire the debt securities in the course of carrying on a business at or through a permanent establishment in Australia; or (ii) an Australian resident Offshore Holder, being an Australian tax resident who acquires the debt securities in the course of carrying on business at or through a permanent establishment outside Australia.

Payments under the Debt Securities

Debt/Equity Provisions

Division 974 of the Australian Tax Act contains tests for characterizing debt (for all entities) and equity (for companies) for Australian tax purposes, including for the purposes of dividend withholding tax and interest withholding tax (“IWT”).

BHP Billiton Finance (USA) Limited intends to issue debt securities using this prospectus that would be characterized as “debt interests” for the purposes of the tests contained in Division 974 of the Australian Tax Act, and the returns paid on such debt securities are to be characterized as “interest” for the purpose of section 128F of the Australian Tax Act.

Payments of Interest

A payment of interest in respect of a debt security issued by BHP Billiton Finance (USA) Limited to an Offshore Holder will be subject to IWT at the rate of 10 per cent of the gross amount of the payment, unless either:

•	the exemption in section 128F of the Australian Tax Act applies; or

•	relief from IWT is available under a tax treaty or another exemption under the Australian Tax Act.

Deemed interest can arise in certain circumstances where the debt securities are disposed of to an Australian Holder and this deemed interest will be subject to IWT, unless the exemption in section 128F applies.

Section 128F Exemption

An exemption from IWT is available in respect of interest paid on the debt securities if the requirements of section 128F of the Australian Tax Act are satisfied.

BHP Billiton Finance (USA) Limited proposes to issue the debt securities in a manner that meets the requirements of the ‘public offer test’ in section 128F of the Australian Tax Act. Accordingly, if the Section 128F requirements are satisfied, payments of interest to Offshore Holders will not be subject to Australian interest withholding tax.

The issue of the debt securities should satisfy the ‘public offer test’ if it results from the debt securities or interests in the debt securities being offered for issue:

•

to 10 or more persons carrying on a business of providing finance, or investing or dealing in securities, in the course of operating in financial markets who are not “associates” (as defined in section 128F(9) of the Australian Tax Act) of each other;

•	to 100 or more qualifying potential investors;

•	as a result of being accepted for listing on a stock exchange;

•	as a result of negotiations being initiated via electronic or other market sources used by financial markets for dealing in instruments similar to the debt securities; or

•	to a dealer, manager or underwriter who, under an agreement with the Issuer, offers the debt securities for sale within 30 days in one of the preceding methods.

The public offer test will not be satisfied if, at the time of issue, BHP Billiton Finance (USA) Limited knew or had reasonable grounds to suspect that the debt securities, or an interest in the debt securities, was being, or would later be, acquired either directly or indirectly by an Offshore Associate of BHP Billiton Finance (USA) Limited other than one acting in the capacity of a dealer, manager or underwriter in relation to the placement of the debt securities or in the capacity of a clearing house, custodian, funds manager or responsible entity of a registered scheme.

In addition to the prohibition against issuing the debt securities to certain Offshore Associates, the section 128F exemption will not be available in respect of interest paid to a person if, at the time when the amount is paid, BHP Billiton Finance (USA) Limited knows, or has reasonable grounds to suspect, that the person is an Offshore Associate other than an Offshore Associate that receives the payment in the capacity of a clearing house, paying agent, custodian, funds manager or responsible entity of a registered scheme.

A global bond is also an instrument which can qualify for the Section 128F withholding tax exemption. In order to be classified as a global bond for Australian income tax law:

•	the debt securities must describe themselves as global bonds or global notes;

•	the debt securities must be issued to a clearing house, or to a person as trustee for one or more clearing houses;

•	in connection with the issue, the clearing houses must confer rights in relation to the debt securities on other persons and record the existence of those rights;

•	before the issue of the debt securities it must be announced that such rights will be able to be created;

•	the public offer test set out above must be satisfied in relation to the rights; and

•

under the terms of the debt securities it must be possible for interests in the debt securities to be surrendered in exchange for other debentures or debt interests issued by the same issuer that are not themselves global bonds.

Exemption Available under Certain Tax Treaties

If the exemption in section 128F of the Australian Tax Act does not apply, a non-resident Offshore Holder may be eligible for relief from IWT under a tax treaty between Australia and the Offshore Holder’s country of residence.

The availability of this exemption will depend on the nature of the Offshore Holder and the provisions of the relevant tax treaty. For instance, the exemption may apply if the Offshore Holder is:

•

a “financial institution” (as that term is defined in the relevant tax treaty) in the United States, United Kingdom or certain other countries that is unrelated to, and dealing wholly independently with, BHP Billiton Finance (USA) Limited; or

•	a certain kind of government entity.

Prospective purchasers of debt securities should consult their tax advisers regarding their entitlement to benefits under a tax treaty.

Payments under the Guarantee

Australian income tax law does not specifically address the question of whether or not any payment by BHP Group Limited under the guarantee of an amount in respect of interest on a debt security issued by BHP Billiton Finance (USA) Limited would be subject to IWT.

In Taxation Determination TD 1999/26, the Australian Taxation Office concludes that:

•	payments by an Australian resident guarantor in respect of interest on debentures should be regarded as interest subject to IWT; and

•

such payments should be entitled to the benefit of the exemption contained in section 128F of the Australian Tax Act if payments of interest in respect of those debentures by the issuer would themselves be exempt from Australian IWT under section 128F of the Australian Tax Act.

As such, if the debt securities are issued in compliance with section 128F of the Australian Tax Act, then any payment by BHP Group Limited under the guarantee of any amount in respect of interest on a debt security issued by BHP Billiton Finance (USA) Limited should not be subject to IWT.

Payment of Additional Amounts

If BHP Billiton Finance (USA) Limited (as issuer) or BHP Group Limited (as guarantor) is compelled by law to deduct or withhold an amount in respect of any Australian withholding taxes, then, subject to certain exclusions, BHP Billiton Finance (USA) Limited or BHP Group Limited (as the case may be) must pay to the holder of debt securities such additional amounts as may be necessary in order to ensure that the net amount received by the holder of debt securities after deduction or withholding equals the amount which would have been received if the deduction or withholding had not been made. In such circumstances, the issuer may have an option to redeem the debt securities. Refer to the sections entitled “Description of Debt Securities That We May Offer—Special Situations—Payment of Additional Amounts” and “Description of Debt Securities That We May Offer—Special Situations—Optional Tax Redemption” for further details.

Income Tax Matters

Interest Income on Debt Securities

Non-resident Offshore Holder

If the requirements in section 128F of the Australian Tax Act are satisfied in respect of a debt security:

•	amounts of interest derived by a non-resident Offshore Holder should not be subject to Australian income tax; and

•	any deemed interest that can arise in certain circumstances where the debt securities are disposed of to an Australian Holder should also not be subject to Australian income tax.

Australian Holder

An Australian Holder will generally be assessed for Australian tax purposes on the interest income derived on the debt securities.

Whether the interest income will be assessed on a cash receipts or accruals basis will depend upon the tax status of the particular Australian Holder, the terms of the debt securities and whether the rules on the ‘Taxation of Financial Arrangements’ (“TOFA rules”) in Division 230 of the Australian Tax Act apply to the Australian Holder.

Profit on Redemption or Disposal of Debt Securities

Non-resident Offshore Holder

Any profit or gain made on a disposal or a redemption of a debt security by a non-resident Offshore Holder will not be subject to Australian income tax, if such profit or gain does not have an Australian source.

Whether a profit or gain on a disposal of a debt security has an Australian source is a question of fact that must be determined on the basis of the circumstances existing at the time of the disposal or redemption.

For a disposal of debt securities, in general, the profit or gain should not have an Australian source if the debt security is:

•	acquired and held by the non-resident Offshore Holder outside Australia;

•	held (at all times) in carrying on a business or activities conducted exclusively outside Australia; and

•

disposed of to another non-resident, either directly or through a non-resident agent, where all negotiations are conducted outside Australia and all transaction documents are concluded outside Australia.

However, this is not an exhaustive list of the factors that can determine source, nor would the absence of one of these elements, of itself, mean that there is an Australian source. The determination of source will depend on a weighing up of all the relevant circumstances.

If the profit or gain on the disposal or redemption of the debt security has an Australian source, the non-resident Offshore Holder may be eligible for relief from Australian tax on such profit or gain, under a tax treaty between Australia and the non-resident Offshore Holder’s country of residence. Prospective purchasers of debt securities should consult their tax advisers regarding their entitlement to benefits under a tax treaty.

Australian Holder

Any gain or loss made by an Australian Holder, including foreign exchange gains and losses, on the disposal or redemption of a debt security will generally be assessable or deductible (as the case may be) for Australian tax purposes.

The precise rules which give effect to the recognition and timing of any such gain or loss will vary depending on the status of the Australian Holder and whether the TOFA rules apply to the Australian Holder (see below).

TOFA Rules

The TOFA rules contains rules for the taxation of “financial arrangements” (which will include the debt securities) if a Holder is subject to the TOFA rules.

The TOFA rules generally only apply on a mandatory basis to certain taxpayers, having regard to turnover and asset thresholds, although other taxpayers may elect into the regime. The rules contemplate a number of different methods for bringing to account gains and losses in relation to financial arrangements (including the default accruals and realization methods, and the elective fair value, retranslation, hedging and use of financial accounting records).

If a Holder is subject to the TOFA rules then they should consult their tax advisers in relation to the manner in which gains and losses in relation to the debt securities should be recognized.

The TOFA rules do not alter the rules relating to the imposition of Australian IWT. In particular, they do not affect the IWT exemption available under section 128F of the Australian Tax Act (discussed above).

Australian Resident Offshore Holder

Specific rules apply to the taxation of Australian residents who derive income in the course of carrying on business at or through a permanent establishment outside Australia. The application of these rules varies depending on the country in which that permanent establishment is located.

Accordingly, Australian resident Offshore Holders should contact their tax advisers for specific advice relating to their particular circumstances.

Other Australian Tax Matters

Stamp Duty

No ad valorem stamp, issue, registration or similar taxes are payable in Australia on the issue, transfer or redemption of any debt securities.

Goods and Services

Neither the issue, acquisition or disposal of debt securities, nor the receipt or payment of interest or principal, will give rise to a liability for goods and services tax (“GST”) in Australia, on the basis that the supply of debt securities will comprise either an input taxed financial supply or (in the case of an offshore purchaser) a GST-free supply.

ABN/TFN Withholding Tax

Section 12-140 of Schedule 1 to the Taxation Administration Act imposes a type of withholding tax at the highest marginal rate of tax for individuals plus the Medicare Levy on the payment of interest on certain registered securities.

If the requirements of section 128F of the Australian Tax Act are satisfied in respect of a debt security, then this withholding requirement should not apply to payments made to a holder of debt securities who is a non-resident and who does not hold the debt securities in carrying on business at or through a permanent establishment in Australia.

Payments to other classes of holders of debt securities may be subject this withholding where the holder does not quote an Australian tax file number or Australian Business Number or provide proof of an appropriate exemption (as applicable).

Supply Withholding Tax

Payments in respect of the debt securities can be made free and clear of any “supply withholding tax” imposed under section 12-190 of Schedule 1 to the Taxation Administration Act.

Directions by the Commissioner

The Commissioner of Taxation may give a direction under section 255 of the Australian Tax Act or section 260-5 of Schedule 1 to the Taxation Administration Act or any similar provision, requiring the issuer to deduct from any payment to any other party (including a holder of debt securities) any amount in respect of tax payable by that other party.

Additional Withholdings from Certain Payments to Non-residents

Section 12-315 of Schedule 1 to the Taxation Administration Act allows regulations to be made requiring withholding from certain payments to non-residents.

As at the date of the prospectus, no regulations have been made that would require any withholding on payments in respect of the debt securities.

Non-resident Capital Gains Tax Withholding

Holders of debt securities should not be required to withhold any amounts on the acquisition of the debt securities, and should not be subject to withholding on disposal or redemption of the debt securities under section 14-200 of Schedule 1 to the Taxation Administration Act on the basis that the debt securities do not constitute membership interests (for Australian tax purposes) in another entity.

Substitution of Issuer

If we engage in the activities described under “Description of Debt Securities That We May Offer — Special Situations—Substitution of BHP Finance as Issuer”, an Australian Holder could be treated for Australian income tax purposes as having disposed of, or had the cancellation of, its debt securities for new debt securities in a taxable transaction, resulting in realization of gain or loss. Australian Holders should consult their tax advisers with regard to whether our engaging in such activities results in a deemed disposal or cancellation and, if so, the Australian income tax consequences of such deemed disposal or cancellation and of holding the new debt securities such holder is deemed to receive.

The substitution of the issuer may also cause the new debt securities to not be eligible for the IWT exemption under section 128F of the Australian Tax Act.

U.S. Federal Income Taxation

This section is a discussion of the material U.S. federal income tax considerations of owning and disposing of the debt securities we will offer. This discussion is the opinion of Sullivan & Cromwell LLP, United States tax counsel to the issuer and BHP Group Limited.

This discussion applies to initial purchasers of debt securities who purchase the debt securities at the price set forth on the cover of the relevant prospectus supplement and who will hold the debt securities as “capital assets” (generally, property held for investment) under the Internal Revenue Code. This discussion does not describe all aspects of U.S. federal income taxation which may be important to particular investors in light of their individual investment circumstances, such as the following kinds of investors, all of whom may be subject to tax rules that differ significantly from those discussed in this section: investors subject to special tax rules (e.g., financial institutions, insurance companies, broker-dealers, traders in securities that elect to use a mark-to-market method of accounting for their securities holdings, partnerships and their partners, and tax-exempt organizations (including private foundations)); investors that will hold the debt securities as part of a straddle, hedge, conversion, constructive sale, or other integrated security transaction for U.S. federal income tax purposes; investors that will purchase or sell debt securities as part of a wash sale for U.S. federal income tax purposes; or U.S. holders (as defined below) that have a functional currency other than the United States dollar. In addition, this discussion does not discuss any state or local tax consequences, tax consequences arising under the Medicare contribution tax on net investment income or the alternative minimum tax, or non-United States tax considerations. Each prospective investor is urged to consult its tax adviser regarding the United States federal, state, local, and non-United States income and other tax considerations of the purchase, ownership, and disposition of the debt securities.

This section deals only with debt securities that are (i) due to mature 30 years or less from the date on which they are issued, (ii) issued with no more than a de minimis amount of original issue discount for U.S. federal income tax purposes, (iii) not subject to the U.S. federal income tax rules that govern contingent payment debt instruments, and (iv) denominated in U.S. dollars. The U.S. federal income tax consequences of owning debt securities that do not satisfy any of these requirements will be discussed in an applicable prospectus supplement.

This section is based on the Internal Revenue Code, its legislative history, existing and proposed regulations under the Internal Revenue Code, published rulings and court decisions, all as currently in effect, as well as on the Tax Convention between the United States and Australia for the Avoidance of Double Taxation (the “Treaty”). These authorities are subject to change, possibly on a retroactive basis.

If a partnership holds the debt securities, the U.S. federal income tax treatment of a partner will generally depend on the status of the partner and the tax treatment of the partnership. A partner in a partnership holding the debt securities should consult its tax adviser with regard to the U.S. federal income tax treatment of an investment in the debt securities.

U.S. Holders

This subsection describes the tax consequences to a U.S. holder. For the purposes of this discussion, a “U.S. holder” is a beneficial owner of a debt security that is, for U.S. federal income tax purposes:

(i) an individual who is a citizen or resident of the United States;

(ii) a corporation or other entity taxable as a corporation for U.S. federal income tax purposes, created in, or organized under the law of, the United States or any State or political subdivision thereof;

(iii) an estate the income of which is includible in gross income for U.S. federal income tax purposes regardless of its source; or

(iv) a trust if a United States court can exercise primary supervision over the trust’s administration and one or more United States persons are authorized to control all substantial decisions of the trust.

Payments of Interest

Interest payable on the debt securities and any additional amounts paid with respect to withholding tax on the debt securities, including withholding tax on payments of such additional amounts (“additional amounts”), will be taxable to a U.S. holder as ordinary income when received or accrued in accordance with the U.S. holder’s method of tax accounting and will constitute foreign source income for U.S. federal income tax purposes. If any Australian taxes are withheld in respect of any payments on the debt securities, a U.S. holder may elect to claim either a deduction or, subject to certain complex limitations, a foreign tax credit for U.S. federal income tax purposes. To the extent a reduction or refund of the tax withheld is available to a U.S. holder under Australian law or under the Treaty, the amount of tax withheld that could have been reduced or that is refundable will not be eligible for credit against the holder’s U.S. federal income tax liability. If a U.S. holder elects to claim a foreign tax credit, rather than a deduction, for a particular tax year, such election will apply to all foreign taxes paid by the U.S. holder in the particular year. Interest payable on the debt securities and any additional amounts thereon will generally be “passive” income for purposes of the rules regarding the foreign tax credit allowable to a U.S. holder.

Sale, Redemption, or Retirement of Debt Securities

A U.S. holder will generally recognize United States source capital gain or loss upon the sale, redemption, retirement, or other disposition of the debt securities in an amount equal to the difference between the amount realized from such disposition, other than any amount attributable to accrued but unpaid interest (which will be treated as interest payments), and the U.S. holder’s tax basis in the debt securities. Any such gain or loss will generally be long-term if the debt securities have been held by the U.S. holder for more than one year. Long-term capital gain of a noncorporate U.S. holder is generally taxed at preferential rates. The deductibility of a capital loss is subject to limitations.

Substitution of Issuer

If we engage in the activities described under “Description of Debt Securities That We May Offer—Special Situations—Substitution of BHP Finance as Issuer”, a U.S. holder could be treated for U.S. federal income tax purposes as having constructively exchanged its debt securities for new debt securities in a taxable transaction, resulting in realization of gain or loss. U.S. holders should consult their tax advisers with regard to whether our engaging in such activities results in a constructive exchange and, if so, the U.S. federal income tax consequences of such constructive exchange and of holding the new debt securities such holder is deemed to receive.

Information with Respect to Foreign Financial Assets

U.S. holders that own “specified foreign financial assets” with an aggregate value in excess of US$50,000 (and in some circumstances, a higher threshold) may be required to file an information report with respect to such assets with their tax returns. “Specified foreign financial assets” may include financial accounts maintained by foreign financial institutions, as well as the following, but only if they are held for investment and not held in accounts maintained by financial institutions: (i) stocks and securities issued by non-United States persons (such as the debt securities), (ii) financial instruments and contracts that have non-United States issuers or counterparties, and (iii) interests in foreign entities. U.S. holders should consult their tax advisers regarding the application of this reporting requirement to their ownership of the debt securities.

Non-U.S. Holders

This subsection describes the tax consequences to a Non-U.S. holder. For the purposes of this discussion, a “Non-U.S. holder” is a beneficial owner of a debt security that is, for United States federal income tax purposes:

(i) a non-resident alien individual;

(ii) a foreign corporation; or

(iii) an estate or trust that in either case is not subject to United States federal income tax on a net income basis on income or gain from a note.

Interest on Debt Securities

Interest paid to a non-U.S. holder with respect to debt securities generally will not be subject to United States federal income tax unless the interest is “effectively connected” with such non-U.S. holder’s conduct of a trade or business within the United States (or are treated as such), and, if required by an applicable income tax treaty as a condition for subjecting such non-U.S. holder to United States taxation on a net income basis, the interest is attributable to a permanent establishment that such non-U.S. holder maintains in the United States. In such cases the non-U.S. holder generally will be taxed in the same manner as a U.S. holder. With respect to a corporate non-U.S. holder, “effectively connected” interest may also, under certain circumstances, be subject to an additional “branch profits tax” at a 30% rate or at a lower rate if such corporate non-U.S. holder is eligible for the benefits of an income tax treaty that provides for a lower rate.

Sale, Redemption, or Retirement of Debt Securities

A non-U.S. holder generally will not be subject to United States federal income tax on gain realized on the sale, exchange or retirement of your debt securities unless:

(i) the gain is “effectively connected” with the non-U.S. holder’s conduct of a trade or business within the United States and, if required by an applicable income tax treaty as a condition for subjecting such non-U.S. holder to United States taxation on a net income basis, the gain is attributable to a permanent establishment that such non-U.S. holder maintain in the United States; or

(ii) the non-U.S. holder is an individual, such non-U.S. holder is present in the United States for 183 or more days during the taxable year in which the gain is realized and certain other conditions exist.

A non-U.S. holder generally will be taxed on “effectively connected” gains in the same manner as a U.S. holder. With respect to a corporate non-U.S. holder, “effectively connected” gains that such non-U.S. holder recognizes may also, under certain circumstances, be subject to an additional “branch profits tax” at a 30% rate or at a lower rate if such corporate non-U.S. holder is eligible for the benefits of an income tax treaty that provides for a lower rate. An individual non-U.S. holder present in the United States for 183 or more days during the taxable year in which the gain is realized and meeting certain other conditions will be subject to a flat 30% tax, or a lower rate provided by an applicable income tax treaty, on the gain derived, which may be offset by United States source capital losses.

Backup Withholding and Information Reporting

In general, we and other payors are required to report to the Internal Revenue Service payments of principal and interest on a noncorporate U.S. holder’s debt securities made within the United States, and the payment of proceeds to a noncorporate U.S. holder from the sale of a debt security effected at a United States office of a broker. In addition, we and other payors are required to report to the Internal Revenue Service the payment of proceeds of the sale of the debt securities before maturity within the United States. Additionally, backup withholding would apply to certain payments to a U.S. holder, if the U.S. holder fails to provide an accurate taxpayer identification number, or is notified by the Internal Revenue Service that it is has failed to report all interest and dividends required to be shown on its federal income tax returns.

In general, we and other non-U.S. payors are not required to report to the Internal Revenue Service payments of principal and interest on a non-U.S. holder’s debt securities made outside the United States. We and other payors are also generally not required to report to the Internal Revenue Service payments of principal and interest on a non-U.S. holder’s debt securities made within the United States, or the payment of proceeds to a non-U.S. holder from the sale of a debt security effected at a United States office of a broker, as long as either (i) the payor or broker does not have actual knowledge or reason to know that the holder is a United States person and holder has furnished a valid IRS Form W-8 or other documentation upon which the payor or broker may rely to treat the payments as made to a non-U.S. person, or (ii) the non-U.S. holder otherwise establishes an exemption.

Payment of the proceeds from the sale of a note effected at a foreign office of a broker generally will not be subject to information reporting or backup withholding. However, a sale effected at a foreign office of a broker could be subject to information reporting in the same manner as a sale within the United States (and in certain cases may be subject to backup withholding as well) if (i) the broker has certain connections to the United States, (ii) the proceeds or confirmation are sent to the United States or (iii) the sale has certain other specified connections with the United States.

A holder generally may obtain a refund of any amounts withheld under the backup withholding rules that exceed such holder’s income tax liability by filing a refund claim with the Internal Revenue Service.

PLAN OF DISTRIBUTION

We may sell any series of debt securities being offered hereby in one or more of the following ways from time to time:

•	to underwriters for resale to the public or to institutional investors; or

•	directly or through dealers or agents to other purchasers.

An accompanying prospectus supplement may add to, update or change information contained in this prospectus and will set forth the specific terms of the offering of the debt securities, including:

•	the name or names of any underwriters, dealers or agents involved in the sale of the debt securities;

•	the purchase price of such securities and the proceeds to be received by us;

•	the initial public offering price of such securities;

•	the principal amounts, if any, to be purchased by underwriters;

•	any discounts or concessions allowed or reallowed or paid to dealers;

•	the compensation, if any, of such underwriters or agents; and

•	any exchange on which the securities will be listed.

If we use underwriters for the sale of debt securities, the underwriters may acquire the securities for their own account and may resell the debt securities from time to time in one or more transactions, including:

•	negotiated transactions;

•	at a fixed public offering price or prices, which may be changed;

•	at market prices prevailing at the time of the sale; or

•	at prices related to prevailing market prices.

Unless otherwise stated in a prospectus supplement, the obligations of the underwriters to purchase any securities will be conditioned on closing conditions. The underwriters will be obligated to purchase all of such securities, if any are purchased.

Any underwriters to whom debt securities are sold by us for public offering and sale may make a market in the securities, but such underwriters will not be obliged to do so and may discontinue any market making at any time without notice. The debt securities may or may not be listed on a national securities exchange. Securities offered by a prospectus supplement will be a new issue of securities and will have no established trading market.

Underwriters and agents may be entitled under agreements entered into with us to indemnification by us under the Securities Act of 1933, or to contribution with respect to payments that the underwriters or agents may be required to make.

Underwriters and agents may be customers of, engage in transactions with or perform services for, us in the ordinary course of business.

If we use dealers in the sale of debt securities, we will sell the securities to them as principals. They may then resell those debt securities to the public at varying prices determined by the dealers at the time of resale. The dealers participating in any sale of the securities may be deemed to be underwriters within the meaning of the Securities Act of 1933 with respect to any sale of those securities. We will include in the applicable prospectus supplement the names of the dealers and the terms of the transaction.

VALIDITY OF THE SECURITIES

The validity of the debt securities and guarantees will be passed upon for the BHP Group by Sullivan & Cromwell, Melbourne, Victoria, Australia, as to certain matters of New York law. The validity of the debt securities and guarantees will be passed upon for the BHP Group by Herbert Smith Freehills Kramer, Melbourne, Victoria, Australia as to certain matters of Australian law.

EXPERTS

The consolidated financial statements of the BHP Group appearing in BHP Group Limited’s Annual Report on Form 20-F for the year ended June 30, 2025, and the effectiveness of BHP Group Limited’s internal control over financial reporting as of June 30, 2025, have been audited by Ernst & Young, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are, and audited financial statements to be included in subsequent filed documents will be, incorporated herein in reliance upon the reports of Ernst & Young pertaining to such financial statements and effectiveness of our internal control over financial reporting as of the respective dates (to the extent covered by consents filed with the SEC) given on the authority of such firm as experts in accounting and auditing.

PART II OF FORM F-3

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 8. Indemnification of Directors and Officers

Except as set forth below, there is no provision in any contract, arrangement or statute under which any director or officer of the issuer or the BHP Group is insured or indemnified in any manner against any liability which he/she may incur in his/her capacity as such.

Rule 146 of the Constitution of BHP Group Limited requires the company to indemnify, to the extent permitted by law and to the extent and for the amount that the relevant director, secretary or executive officer is not otherwise entitled to be indemnified and is not actually indemnified by another person, its directors, secretaries and executive officers against liability incurred in, or arising out of, the conduct of the business of the company or the discharge of the duties of the relevant director, secretary or executive officer.

In accordance with this requirement, BHP Group Limited has entered into Deeds of Indemnity, Insurance and Access (“Deeds of Indemnity”) with each of its directors.

Under BHP’s Deed Poll for Indemnification, BHP Group Limited and BHP Group (UK) Ltd (formerly known as BHP Group Plc) must, to the extent permitted by law, indemnify current and former employees of the BHP Group against liability to third parties incurred in or arising out of the conduct of the business of the BHP Group or the discharge of the duties of these employees, including where an employee performs a role at another entity at the request of the BHP Group. The indemnity is subject to certain limitations and does not apply where the liability has arisen in circumstances involving recklessness, willful misconduct or lack of good faith by the employee seeking indemnification.

BHP Group has insured against amounts that it may be liable to pay to directors, company secretaries or certain employees (including former officers) pursuant to Rule 146 of the Constitution of BHP Group Limited, BHP Group otherwise agrees to pay by way of indemnity. The insurance policy also insures directors, company secretaries and some employees (including former officers) against certain liabilities (including legal costs) they may incur in carrying out their duties. BHP Group has paid premiums for this “Directors and Officers” insurance.

There are certain provisions of the Australian Corporations Act that restrict BHP Group Limited from indemnifying directors, secretaries and executive officers in certain circumstances. These are described below.

Australian Law

Australian Corporations Act

Section 199A(1) of the Corporations Act 2001 (Commonwealth) (the “Australian Corporations Act”) provides that a company or a related body corporate must not exempt a person (whether directly or through an interposed entity) from a liability to the company incurred as an officer of the company.

Section 199A(2) of the Australian Corporations Act provides that a company or a related body corporate must not indemnify a person (whether by agreement or by making a payment and whether directly or through an interposed entity) against any of the following liabilities incurred as an officer of the company:

•	a liability owed to the company or a related body corporate;

•	a liability for a pecuniary penalty order or compensation order under specified provisions of the Australian Corporations Act; or

•	a liability that is owed to someone other than the company or a related body corporate that did not arise out of conduct in good faith.

Section 199A(2) does not apply to a liability for legal costs.

Section 199A(3) provides that a company or a related body corporate must not indemnify a person (whether by agreement or by making a payment and whether directly or through an interposed entity) against legal costs incurred in defending an action for a liability incurred as an officer of the company if the costs are incurred:

•	in defending or resisting proceedings in which the person is found to have a liability for which they could not be indemnified under Section 199A(2); or

•	in defending or resisting criminal proceedings in which the person is found guilty; or

•

in defending or resisting proceedings brought by the Australian Securities and Investments Commission (“ASIC”) or a liquidator for a court order if the grounds for making the order are found by the court to have been established (this does not apply to costs incurred in responding to actions taken by ASIC or a liquidator as part of an investigation before commencing proceedings for the court order); or

•	in connection with proceedings for relief to the person under the Australian Corporations Act in which the court denies the relief.

Section 199B of the Australian Corporations Act provides that a company or a related body corporate must not pay, or agree to pay, a premium for a contract insuring a person who is or has been an officer of the company against a liability (other than one for legal costs) arising out of:

•	conduct involving a willful breach of duty in relation to the company; or

•	a contravention of the officer’s duties under the Australian Corporations Act not to improperly use their position or make improper use of information obtained as an officer.

For the purpose of Sections 199A and 199B, an “officer” of a company includes:

•	a director or secretary;

•	a person who makes, or participates in making, decisions that affect the whole, or a substantial part, of the business of the company;

•	a person who has the capacity to significantly affect the company’s financial standing; and

•	a person in accordance with whose instructions or wishes the directors of the company are accustomed to act.

Insurance

The directors and officers of the issuer and BHP Group Limited are insured against certain liabilities, including certain insured liabilities under United States securities laws, which they may incur in their capacity as such under a liability insurance policy carried by the BHP Group.

Item 9. Exhibits and Financial Statement Schedules

The agreements and other documents filed as exhibits to this registration statement are not intended to provide factual information or other disclosure other than with respect to the terms of the agreements or other documents themselves, and you should not rely on them for that purpose. Some agreements and other documents contain representations and warranties by each of the parties to the applicable agreement. These representations and warranties have been made solely for the benefit of the other parties to the applicable agreement or other arrangement and (i) should not be treated as categorical statements of fact, but rather as a way of allocating the risk to one of the parties if those statements prove to be inaccurate; (ii) may have been qualified by disclosures that were made to the other party in connection with the negotiation of the applicable agreement, which disclosures are not necessarily reflected in the agreement; (iii) may apply standards of materiality in a way that is different from what may be viewed as material to you or other investors; and (iv) were made only as of the date of the applicable agreement or document or such other date or dates as may be specified in the agreement and are subject to more recent developments. Accordingly, these representations and warranties may not describe the actual state of affairs as of the date they were made or at any other time.

Exhibit Number	Description of Document

1.1	Form of Underwriting Agreement relating to offering of notes by BHP Billiton Finance (USA) Limited.*

4.1	Indenture, dated as of February 28, 2023, among BHP Billiton Finance (USA) Limited, BHP Group Limited and The Bank of New York Mellon, as Trustee (incorporated by reference to Exhibit 4.1 to BHP’s Report on Form 6-K (File No.: 001-09526) filed with the Securities and Exchange Commission on February 28, 2023).

4.2	Form of notes for BHP Billiton Finance (USA) Limited and guarantees relating thereto (included in Exhibit 4.1).

5.1	Opinion of Sullivan & Cromwell, United States legal adviser to BHP Billiton Finance (USA) Limited and BHP Group Limited, as to certain matters of New York law.

5.2	Opinion of Herbert Smith Freehills Kramer, Australian legal adviser to BHP Billiton Finance (USA) Limited and BHP Group Limited, as to certain matters of Australian law.

8.1	Opinion of Sullivan & Cromwell LLP, United States legal adviser to BHP Billiton Finance (USA) Limited and BHP Group Limited, as to certain matters of United States taxation.

8.2	Opinion of Herbert Smith Freehills Kramer, Australian legal adviser to BHP Billiton Finance (USA) Limited and BHP Group Limited, as to certain matters of Australian taxation.

23.1	Consent of Ernst & Young.

23.2	Consent of Sullivan & Cromwell, United States legal adviser to BHP Billiton Finance (USA) Limited and BHP Group Limited (included in Exhibit 5.1 above).

23.3	Consent of Herbert Smith Freehills Kramer, Australian legal adviser to BHP Billiton Finance (USA) Limited and BHP Group Limited (included in Exhibit 5.2 above).

23.4	Consent of Sullivan & Cromwell LLP, United States taxation adviser to BHP Billiton Finance (USA) Limited and BHP Group Limited (included in Exhibit 8.1 above).

23.5	Consent of Herbert Smith Freehills Kramer, Australian taxation adviser to BHP Billiton Finance (USA) Limited and BHP Group Limited (included in Exhibit 8.2 above).

23.6	Consents of Qualified Persons for Technical Report Summary for Minera Escondida Limitada.

23.7	Consents of Qualified Persons for Technical Report Summary for Western Australia Iron Ore.

23.8	Consents of Qualified Persons for Technical Report Summary for Jansen Potash Project.

24.1	Power of Attorney (included as part of the signature pages hereof).

25.1	Statement of eligibility of The Bank of New York Mellon, as Trustee, on Form T-1 with respect to the Indenture referenced in Exhibit 4.1 above.

107	Filing Fee Table.

*	To be filed by amendment or as an exhibit to a document to be incorporated by reference herein.

Item 10. Undertakings

Each of the undersigned registrants hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, paragraphs (1)(i), (1)(ii) and (1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrants pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post- effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) To file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A. of Form 20-F at the start of any delayed offering or throughout a continuous offering.

Financial statements and information otherwise required by Section 10(a)(3) of the Securities Act of 1933 need not be furnished, provided that the registrants include in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Securities Act of 1933 or Item 8.A of Form 20-F if such financial statements and information are contained in periodic reports filed with or furnished to the SEC by the registrants pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

(5) That, for the purpose of determining liability of such registrant under the Securities Act of 1933 to any purchaser:

(A) Each prospectus filed by the registrants pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(6) That, for the purpose of determining liability of the registrants under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(7) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or controlling persons of the registrants pursuant to the foregoing provisions, or otherwise, the registrants have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrants of expenses incurred or paid by a director, officer or controlling person of the registrants in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrants will, unless in the opinion of their counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

EXHIBIT INDEX

Exhibit Number	Description of Document

1.1	Form of Underwriting Agreement relating to offering of notes by BHP Billiton Finance (USA) Limited.*

4.1	Indenture, dated as of February 28, 2023, among BHP Billiton Finance (USA) Limited, BHP Group Limited and The Bank of New York Mellon, as Trustee (incorporated by reference to Exhibit 4.1 to BHP Group Limited’s Report on Form 6-K (File No.: 001-09526) filed with the Securities and Exchange Commission on February 28, 2023).

4.2	Form of notes for BHP Billiton Finance (USA) Limited and guarantees relating thereto (included in Exhibit 4.1).

5.1	Opinion of Sullivan & Cromwell, United States legal adviser to BHP Billiton Finance (USA) Limited and BHP Group Limited, as to certain matters of New York law.

5.2	Opinion of Herbert Smith Freehills Kramer, Australian legal adviser to BHP Billiton Finance (USA) Limited and BHP Group Limited, as to certain matters of Australian law.

8.1	Opinion of Sullivan & Cromwell LLP, United States legal adviser to BHP Billiton Finance (USA) Limited and BHP Group Limited, as to certain matters of United States taxation.

8.2	Opinion of Herbert Smith Freehills Kramer, Australian legal adviser to BHP Billiton Finance (USA) Limited and BHP Group Limited, as to certain matters of Australian taxation.

23.1	Consent of Ernst & Young.

23.2	Consent of Sullivan & Cromwell, United States legal adviser to BHP Billiton Finance (USA) Limited and BHP Group Limited (included in Exhibit 5.1 above).

23.3	Consent of Herbert Smith Freehills Kramer, Australian legal adviser to BHP Billiton Finance (USA) Limited and BHP Group Limited (included in Exhibit 5.2 above).

23.4	Consent of Sullivan & Cromwell LLP, United States taxation adviser to BHP Billiton Finance (USA) Limited and BHP Group Limited (included in Exhibit 8.1 above).

23.5	Consent of Herbert Smith Freehills Kramer, Australian taxation adviser to BHP Billiton Finance (USA) Limited and BHP Group Limited (included in Exhibit 8.2 above).

23.6	Consents of Qualified Persons for Technical Report Summary for Minera Escondida Limitada.

23.7	Consents of Qualified Persons for Technical Report Summary for Western Australia Iron Ore.

23.8	Consents of Qualified Persons for Technical Report Summary for Jansen Potash Project.

24.1	Power of Attorney (included as part of the signature pages hereof).

25.1	Statement of eligibility of The Bank of New York Mellon, as Trustee, on Form T-1 with respect to the Indenture referenced in Exhibit 4.1 above.

107	Filing Fee Table.

*	To be filed by amendment or as an exhibit to a document to be incorporated by reference herein.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933 BHP Group Limited certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Melbourne, Australia, on August 29, 2025.

BHP GROUP LIMITED

By:	/s/ Vandita Pant
Name:	Vandita Pant
Title:	Chief Financial Officer

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below severally constitutes and appoints each Director (other than, in the case of Directors, himself or herself), Vandita Pant and one of Stewart Cox or Tristan Lovegrove, in each case to the extent acting in the capacity as Group Treasurer (with full power to each of them to act alone), his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities to do any and all things and execute any and all instruments that such attorneys may deem necessary or advisable under the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission (the “Commission”) in connection with the registration under the Securities Act of 1933, as amended, of the debt securities of BHP Billiton Finance (USA) Limited (the “Issuer”) and the guarantee of BHP Group Limited (the “Guarantor”) relating to the Issuer’s debt securities, and any securities or Blue Sky law of any of the states of the United States of America in order to effect the registration or qualification (or exemption therefrom) of the said debt securities for issue, offer, sale or trade under the Blue Sky or other securities laws of any of such states and in connection therewith to execute, acknowledge, verify, deliver, file and cause to be published applications, reports, consents to service of process, appointments of attorneys to receive service of process and other papers and instruments which may be required under such laws, including specifically, but without limiting the generality of the foregoing, the power and authority to sign his or her name in his or her capacity as an Officer, Director or Authorized Representative in the United States or in any other capacity with respect to this Registration Statement and any registration statement in respect of the debt securities and the guarantees that is to be effective upon filing pursuant to Rule 462(b) (collectively, the “Registration Statement”) and/or such other form or forms as may be appropriate to be filed with the Commission or under or in connection with any Blue Sky laws or other securities laws of any state of the United States of America or with such other regulatory bodies and agencies as any of them may deem appropriate in respect of the debt securities of the Issuer and the guarantees of the Guarantor, and with respect to any and all amendments, including post-effective amendments, to this Registration Statement and to any and all instruments and documents filed as part of or in connection with this Registration Statement.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities indicated on August 29, 2025.

Signature	Title

/s/ Ross McEwan	Chair
Ross McEwan

/s/ Mike Henry	Director and Chief Executive Officer
Mike Henry

/s/ Xiaoqun Clever-Steg	Director
Xiaoqun Clever-Steg

/s/ Gary Goldberg	Director
Gary Goldberg

/s/ Michelle Hinchliffe	Director
Michelle Hinchliffe

/s/ Don Lindsay	Director
Don Lindsay

/s/ Christine O’Reilly	Director
Christine O’Reilly

/s/ Catherine Tanna	Director
Catherine Tanna

/s/ Dion Weisler	Director
Dion Weisler

/s/ Vandita Pant	Chief Financial Officer
Vandita Pant

/s/ Emma Stone	Principal Accounting Officer/Controller
Emma Stone

/s/ Donald J. Puglisi	Managing Director, Puglisi & Associates Authorized Representative in the United States
Donald J. Puglisi

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, BHP Billiton Finance (USA) Limited certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Melbourne, Australia, on August 29, 2025.

BHP BILLITON FINANCE (USA) LIMITED

By:	/s/ Melissa Poon
Name:	Melissa Poon
Title:	Director

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below severally constitutes and appoints each Director (other than, in the case of Directors, himself or herself), Vandita Pant and one of Stewart Cox or Tristan Lovegrove, in each case to the extent acting in the capacity as Group Treasurer (with full power to each of them to act alone), his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities to do any and all things and execute any and all instruments that such attorney may deem necessary or advisable under the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission (the “Commission”) in connection with the registration under the Securities Act of 1933, as amended, of the debt securities of BHP Billiton Finance (USA) Limited (the “Issuer”) and the guarantee of BHP Group Limited (the “Guarantor”) relating to the Issuer’s debt securities, and any securities or Blue Sky law of any of the states of the United States of America in order to effect the registration or qualification (or exemption therefrom) of the said debt securities for issue, offer, sale or trade under the Blue Sky or other securities laws of any of such states and in connection therewith to execute, acknowledge, verify, deliver, file and cause to be published applications, reports, consents to service of process, appointments of attorneys to receive service of process and other papers and instruments which may be required under such laws, including specifically, but without limiting the generality of the foregoing, the power and authority to sign his or her name in his or her capacity as an Officer, Director or Authorized Representative in the United States or in any other capacity with respect to this registration statement and any registration statement in respect of the debt securities and the guarantees that is to be effective upon filing pursuant to Rule 462(b) (collectively, the “Registration Statement”) and/or such other form or forms as may be appropriate to be filed with the Commission or under or in connection with any Blue Sky laws or other securities laws of any state of the United States of America or with such other regulatory bodies and agencies as any of them may deem appropriate in respect of the debt securities of the Issuer and the guarantees of the Guarantor, and with respect to any and all amendments, including post-effective amendments, to this Registration Statement and to any and all instruments and documents filed as part of or in connection with this Registration Statement.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities indicated on August 29, 2025.

Signature	Title

/s/ Melissa Poon	Director
Melissa Poon

/s/ Jodie Shortis	Director
Jodie Shortis

/s/ Daniel Watts	Director
Daniel Watts

/s/ Donald J. Puglisi	Managing Director, Puglisi & Associates Authorized Representative in the United States
Donald J. Puglisi